Exhibit 99.1

CONFIDENTIAL

Liberty Renewable Fuels, LLC

Ethanol Feasibility Study

April, 2006

Prepared by

PRX Geographic™

And

Holbrook Consulting Services, LLC

CONFIDENTIAL

Study Principals

And

Contributors

Martin D. Ruikka

PRX Geographic

A ProExporter Network Affiliate

13833 Waterloo Road

Chelsea, MI 48118

734-433-0411

mruikka@compuserve.com

William R. Holbrook

Holbrook Consulting Services LLC

A ProExporter Network Affiliate

20809 NE 170th Street

Kearney, MO 64060

816-863-5335

hcsllc@msn.com

William J. Hudson

The ProExporter Network®

11770 Cherry Lane

Olathe, KS 66061

913-782-2462

Cell: 913-226-9345

Tom Tucker John Stewart & Associates 12810 Kings Forest San Antonio, TX 78230 (800) 245-6408 TT@jpsi.com	Doug Schultz John Stewart & Associates 701 Kansas Ave. Suite C Atchison, KS 66002 (877)367-1530 dschultz@jpsi.com

HCSLLC	PRX Geographic

Executive Summary

This study explores the possibility of constructing a dry grind ethanol plant in central Michigan. Four potential sites have been identified near the communities of Ashley, Alma, Ithaca and Oakley, MI. This feasibility considers the viability of 50 and 100 million gallon per year (mmgpy) natural gas powered dry grind ethanol plants and a 50 mmgpy coal powered plant. Input and output markets and prices are evaluated as well as personnel, operating and capital costs. Pro forma financials were prepared using historical average input and output values.

Inputs Supply and Price

Adequate corn is produced within the study area to supply a 50 mmgpy plant. However, in a short crop year, the potential exists that corn would need to be shipped into a 100 mmgpy plant from outside the 14 county study area. The 10 year average historical corn production in the 14 county study area is approximately 78 million bushels. A 50 mmgpy ethanol plant would consume approximately 23% of the 10 year average production while a 100 mmgpy plant would consume approximately 46%. This plant will compete with the future plants in Woodbury and Marysville as well as the existing plant in Caro for corn origination.

The estimated 10 year historical flat price for corn is $2.37/bushel, the 5 year average is $2.13/bushel and the 3 year average is $2.30/bushel. The estimated basis impact is $0.013/bushel for a 50 mmgpy plant and $0.026/bushel for a 100 mmgpy plant. Considering the other new plants in the area, a total basis impact of $0.026 and $0.04/bushel is expected respectively.

Natural gas and electricity prices for this study are state averages as reported by the Energy Information Administration of the US Department of Energy. Denaturant price is the state average dealer tank wagon (DTW) price. All other input costs are industry averages. The historical averages are shown in the following table.

	Average
	5 Year 2000-2004	3 Year 2002-2004	1 Year 2004	1 Year 2005
Natural Gas ($/mcf)	$5.51	$6.48	$6.07	$7.32
Electricity ($/kwh)	$0.0495	$0.0486	$0.0490	$0.0558
Denaturant ($/gal)	$1.02	$1.06	$1.29	$1.67

Operating Costs

Operating costs are industry averages, personnel costs have been estimated for these size plants based on 2004 Department of Labor statistics for the Saginaw-Bay City-Midland, MI metropolitan area.

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Capital Costs

Capital costs are estimated to reflect a typical 50 or 100 mmgpy “greenfield” site. Costs have been rising almost monthly and exact cost should be determined from a builder. For a 50 mmgpy natural gas plant the overall plant, buildings and equipment cost is estimated at $64,750,000, site improvement costs are estimated to be $11,250,000, and other costs at $4,570,000 for a total project cost of almost $89,000,000. The total project cost of a 50 mmgpy coal plant is estimated at $117,000,000 and a 100 mmgpy natural gas plant is estimated at nearly $142,500,000.

Output Prices

Ethanol prices were estimated from nearby regional markets. The markets used in this analysis include Chicago, IL; Detroit, Ml; and Niles, MI. These prices were averaged and $0.04/gallon was subtracted for freight to achieve a net to plant value. The difference in the five year averages of 1999-2003 and 2000-2004 is $0.15/gallon. To be consistent with other energy values used and maintain consistency with bank underwriting standards, this study incorporates half of this increase in the ethanol price used. A value of $1.29 ($1.33 less $0.04 freight) is used for the average ethanol price. A $0.01/gallon change in the net value of ethanol impacts the average return on equity by 1.0 to 1.5%.

DDGS prices are not readily available as a historical data series. Therefore, the estimated DDGS value is based on reported values in selected markets and adjusted based on corn price differentials. A value of $94/ton was used for both the 50 mmgpy plants and $95/ton for the 100 mmgpy plant.

CO2 is not considered in this analysis.

Pro Forma Results

The pro forma financial results based on the above information result in the 10 year average returns on initial investment shown in the following table.

Name	10 Year Average Return on Investment	Year 5 Return on Investment
50 mmgpy Natural Gas	23.1%	23.4%
50 mmgpy Coal	21.0%	21.2%
100 mmgpy Natural Gas	35.9%	36.4%

Management is exploring the possibility of purchasing waste steam at a price equivalent to $3.00 natural gas. If this is accomplished, the returns for the 50 mmgpy plant would be 34.5% and 50.2% for the 100 mmgpy plant.

The returns are very sensitive to corn and ethanol price. Current prices for ethanol are significantly higher than the values used in the pro forma. During the 52 weeks ending 3/23/2006, the average ethanol price for the regional markets used was $1.92/gallon. This is $0.65/gallon more than used in the study.

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The results of these pro forma indicate that these sites do meet the benchmark requirements for a 50 mmgpy ethanol plant using the 10 year average corn price and an ethanol average price of $1.29 ($1.33 less $0.04 freight). Under current input and output values, the plant has an even better return. A 100 mmgpy ethanol plant has better returns, but the potential need for corn imported from outside the study area could increase costs substantially and would be detrimental to returns.

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Project Description

This study analyzes the potential of constructing a dry grind ethanol plant in central Michigan. Four potential locations have been identified near the communities of Ashley, Alma, Ithaca and Oakley, MI.

This report considers the construction of 50 and 100 million gallon per year (mmgpy) dry grind, natural gas powered plants and a 50 mmgpy coal powered plant. The study analyzes the availability and price of corn, historical input and output costs, pro forma financials, comparative returns with other states and sensitivity to corn, ethanol and DDGS prices.

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Technology Review

The dry milling process for production of ethanol consists of 3 primary inputs, corn (or other grains or biomass), enzymes and chemicals. Of these, corn is the greatest proportion of the production costs amounting to 65-70% of the total. The corn is ground into flour and water is added to create a “mash”. Enzymes are added to the mash to convert the starch to sugar. The mash is then cooked at high temperatures to kill bacteria. After cooling, yeast is added to convert the sugar to ethanol and carbon dioxide (CO2). This process takes a couple days. Once the conversion is complete, the ethanol is then separated from the stillage. The ethanol is then dehydrated to 100% pure alcohol.

The pure ethanol is then blended with a denaturant (usually gasoline) to make it undrinkable and not subject to beverage alcohol taxes. The ethanol is then usually shipped to petroleum terminals where it is blended with gasoline for retail sale.

Another output from the process is distillers grains with solubles (DGS). This is a high-quality animal feed. This product can be marketed both wet and dry. Typically, there is not a large enough market within close proximity to the plant to sell all the DGS wet, so it is usually dried and sold as dried distillers grains with solubles (DDGS). DDGS can be a significant value to the plant. They can account for approximately 20% of the revenues generated. Also, the price relationship to corn and soybean meal as a feed allows for some opportunities to hedge risk associated with buying and selling these commodities.

The Ethanol Production Process (Dry Mill)

Source: Renewable Fuels Association

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Production Inputs Supply and Price

Corn

Supply and Demand – Following is the ten year historical production for the 14 county study area. Corn production has ranged from 64 to 94 million bushels with an average of 78 million bushels over the last 10 years. A 50 mmgpy ethanol plant would consume approximately 19 to 28% of this production. A 100 mmgpy plant would use approximately 39 to 58% of the production.

Ashley, MI Study Area Corn Acreage, Yield and Production

County	ST	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
Planted Acres (000s)
Bay	MI	46	46	43	40	43	44	47	46	46	47
Clinton	MI	78	78	64	66	68	70	70	72	70	73
Eaton	MI	68	68	65	61	59	60	67	61	55	58
Genesee	MI	37	30	30	29	30	28	30	29	27	29
Gratiot	MI	90	86	82	78	81	83	80	84	79	85
Ingham	MI	61	58	52	48	49	52	54	51	48	49
Ionia	MI	69	77	74	71	69	73	73	75	73	76
Isabella	MI	48	54	48	42	39	38	35	38	33	36
Livingston	MI	33	28	24	25	24	22	21	23	20	20
Mecosta	MI	20	17	17	16	18	17	17	20	20	20
Midland	MI	23	22	21	20	22	20	20	23	21	23
Montcalm	MI	62	61	55	50	52	51	59	56	54	57
Saginaw	MI	90	87	78	79	83	68	91	91	86	93
Shiawassee	MI	54	53	47	47	46	50	54	54	51	53

Total		779	761	699	673	688	695	716	722	683	719
Yield (bu/acre)
Bay	MI	116.4	134.4	114.8	157.1	138.7	83.8	132.0	129.1	132.2	147.9
Clinton	MI	107.7	124.2	100.4	130.1	128.3	106.0	114.2	122.0	143.9	138.7
Eaton	MI	100.3	120.3	127.1	138.2	133.9	123.3	121.9	147.7	152.9	145.4
Genesee	MI	81.4	106.1	92.7	131.9	112.2	72.7	88.7	111.7	109.3	137.5
Gratiot	MI	112.2	129.1	82.6	150.7	126.6	111.2	128.6	121.8	125.0	144.4
Ingham	MI	93.2	113.7	126.1	141.1	137.3	100.8	106.1	139.1	158.5	145.4
Ionia	MI	101.0	119.2	109.6	145.4	133.2	127.1	131.0	136.3	146.4	142.3
Isabella	MI	92.5	109.4	81.5	149.7	115.4	84.8	118.7	116.9	119.3	158.0
Livingston	MI	82.7	106.0	97.3	131.5	116.2	101.5	102.0	120.4	131.6	135.3
Mecosta	MI	98.7	98.4	92.4	141.1	109.9	100.0	104.4	101.2	101.9	139.4
Midland	MI	112.1	116.2	98.5	151.3	129.9	110.8	127.7	138.2	122.3	152.3
Montcalm	MI	100.9	119.1	92.4	136.0	108.7	99.3	115.2	104.1	120.3	135.4
Saginaw	MI	103.4	126.5	101.5	154.6	128.7	99.6	130.7	129.4	131.1	139.2
Shiawassee	MI	90.4	107.3	86.4	134.3	121.4	98.2	96.0	115.1	132.3	147.0

Total		100.9	119.4	101.6	143.4	126.2	104.0	118.9	125.5	134.0	143.0
Production (000s bu)
Bay	MI	5,120	6,050	4,800	6,050	5,630	3,510	6,100	5,680	5,750	6,730
Clinton	MI	7,000	7,450	4,780	6,180	6,490	5,880	6,500	7,650	8,100	8,680
Eaton	MI	6,420	7,700	7,980	8,220	7,630	7,050	7,900	8,820	8,150	8,170
Genesee	MI	2,720	2,970	2,650	3,680	3,210	1,920	2,500	3,105	2,700	3,780
Gratiot	MI	9,200	10,200	8,020	10,550	9,240	8,370	9,400	9,270	8,850	11,150
Ingham	MI	4,940	5,800	6,090	6,490	6,290	4,750	5,200	6,690	7,150	8,890
Ionia	MI	5,960	7,750	7,200	9,160	8,150	8,150	8,500	9,430	9,150	9,420
Isabella	MI	3,560	4,650	3,040	4,940	3,600	2,570	3,550	3,940	3,030	4,660
Livingston	MI	2,440	2,650	2,150	3,050	2,580	2,080	2,000	2,660	2,500	2,570
Mecosta	MI	1,450	1,220	1,100	1,750	1,550	1,270	1,430	1,750	1,650	2,370
Midland	MI	2,500	2,440	1,950	2,950	2,760	2,060	2,350	3,000	2,410	3,350
Montcalm	MI	5,500	6,430	4,500	5,850	4,890	4,250	5,900	5,330	5,620	7,070
Saginaw	MI	9,000	10,500	7,650	11,750	10,180	8,290	11,500	11.300	10,500	12,350
Shiawassee	MI	4,250	5,150	3,800	5,950	5,450	4,400	4,900	5,710	6,100	7,290

Total		70,060	80,960	63,710	86,570	77,670	64,350	77,730	84,335	81,460	94,280

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Yields in this 14 county area are below the U.S. average and more volatile. Abundant yields (greater than 15% above trend) occur 6 percent of the time. Disastrous yields (greater than 15% below trend) occur 21 percent of the time. This yield variation is shown in the previous chart and should be considered in future planning.

ASHLEY, MICHIGAN: CORN SUPPLY-DEMAND

PRXfile:PRX_Ashley_DerailSD_NP. PRXrev. 28-Mar-06.

	Crop Year													Cntrl
Item	90-91	91-92	92-93	93-94	94-95	95-96	96-97	97-98	98-99	99-00	00-01	01-02	02-03	03-04
	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu
Regional Supply-Demand Factors
Carry-in	8.9	12.9	7.8	10.7	7.1	9.7	3.8	5.2	10.4	12.2	13.2	10.6	9.8	7.3
Production	71.1	81.7	71.4	68.3	76.9	76.0	70.1	81.0	63.7	86.6	77.7	64.4	77.7	83.5

Supply	80.0	94.6	79.2	79.0	84.0	85.7	73.8	86.2	74.1	98.7	90.8	75.0	87.6	90.8
Carry-out	11.9	8.6	10.5	7.2	9.7	5.6	5.4	11.8	10.0	14.0	10.6	9.5	7.6	9.3

Disappearance	68.0	20.8	68.7	71.8	74.4	82.3	88.4	74.4	64.2	84.7	80.3	85.4	80.0	81.5
Residual Use	7.0	0.6	7.0	4.4	7.6	1.3	7.3	7.7	4.4	7.8	6.2	5.2	6.5	5.7
Feed Use (w/o new DCG)	19.7	20.8	20.7	20.9	20.7	18.5	17.8	17.5	16.9	16.8	17.0	17.8	16.9	17.0
Barge loadings
Industrial Use	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	4.0	6.4
New Industrial Use
Total Use	26.7	27.2	27.7	25.3	28.5	19.8	24.9	25.2	21.3	24.6	23.2	23.0	27.5	30.1
A1 Net Exports (w/o new DDG)*	41.3	58.9	41.0	46.6	45.8	62.5	43.5	49.2	42.9	60.2	57.1	42.4	52.5	51.4

Corn produced in this area has historically been shipped out of the 14 county study area. Feed use has remained fairly constant over the last 10 years. Industrial use has begun to grow and will continue to grow with the addition of new ethanol plants in the study area.

Price – Local corn values are evaluated using data from the surrounding market area. Based on local farm price values the 10 year historical corn price for the study area is estimated to be $2.37/bushel. The 5 and 3 year historical values are shown in the table below.

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		Average
County	ST	10 Year 94-95 to 03-04	5 Year 99-00 to 03-04	3 Year 01-02 to 03-04
Bay	MI	$2.39	$2.14	$2.32
Clinton	MI	$2.40	$2.15	$2.33
Eaton	MI	$2.41	$2.16	$2.34
Genesee	MI	$2.36	$2.11	$2.29
Gratiot	MI	$2.37	$2.12	$2.30
Ingham	MI	$2.40	$2.15	$2.33
Ionia	MI	$2.40	$2.15	$2.33
Isabella	MI	$2.34	$2.09	$2.27
Livingston	MI	$2.37	$2.12	$2.30
Mecosta	MI	$2.34	$2.09	$2.27
Midland	MI	$2.33	$2.08	$2.26
Montcalm	MI	$2.37	$2.12	$2.30
Saginaw	MI	$2.41	$2.16	$2.34
Shiawassee	MI	$2.38	$2.13	$2.31

Average		$2.37	$2.13	$2.30

Source: ProExporter Network

Basis Impact - New corn demand within a market can have varying impacts on the corn price. Compared to the control year, 03-04, a new ethanol plant of 50 mmgpy (18 mil bu) will raise basis by $0.013/bushel if all DDGS is shipped out of the area or $0.012/bushel if all the DDGS is fed locally. These results are shown in the following table and chart.

RESULTS

ASHLEY, MICHIGAN: CORN BASIS MODEL FOR ETHANOL PLANT IMPACT

PRXfile:PRX_Ashley_DetailSD_NP. PRXrev. 28-Mar-06.

	Million Gallons New Ethanol					Million Gallons New Ethanol
	0	50	100	150	200	50	100	150	200

	Control Year	Future Year				Future Year
	03-04

	PCP Basis, Cents per Bushel					Basis impact, Cents per Bushel
PCP Basis model, past years	-30.0
PCP Basis model with additional ethanol, DDG fed		-28.9	-27.5	-26.2	-24.9	1.2	2.5	3.8	5.1
PCP Basis model with additional ethanol, no DDG fed		-28.7	-27.4	-26.0	-24.7	1.3	2.6	4.0	5.3

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Using the historical 10 year flat price from the surrounding area and the estimated basis impact from the model including the impact of the new plants in Woodbury and Marysville, the estimated corn cost for a 50 mmgpy plant would be $2.40/bushel ($2.37 + $0.026). The estimated corn cost for a 100 mmgpy plant would be $2.41/bushel ($2.37 + $0.04).

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Natural Gas

Natural gas prices have increased over the last few years and therefore have had a much greater impact on the cost of producing ethanol. Natural gas accounts for approximately 10% to 15% of the total production cost of ethanol. On average, natural gas prices have risen from approximately $3.00/mcf to over $8.00/mcf. Overall, this change in price has added about $0.17/gallon to the production costs of ethanol.

Comparing state industrial prices for natural gas, Michigan was near or below the comparative states over the last 5 years.

Source: Energy Information Administration, DOE

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	Average
	5 Year 2000-2004	3 Year 2002-2004	1 Year 2004	1 Year 2005
Michigan	$5.51	$6.48	$6.07	$7.32
Indiana	$7.02	$8.18	$7.38	$7.82
Illinois	$6.55	$7.36	$6.91	$8.08
Ohio	$7.37	$8.57	$8.12	$9.43
United States	$5.14	$5.96	$5.38	$6.38

Electricity

Electricity prices in Michigan are above other cornbelt states but near the US average. Average price over the 5 years (2000-2004) has been $0.0495/kwh. Over the last 3 years the average price has been $0.0486/kwh. The Department of Energy forecast for U.S. electricity calls for prices to remain relatively flat.

Source: Energy Information Administration, DOE

	Average
	5 Year 2000-2004	3 Year 2002-2004	1 Year 2004	1 Year 2005
Michigan	$0.0495	$0.0486	$0.0490	$0.0558
Indiana	$0.0399	$0.0401	$0.0413	$0.0440
Illinois	$0.0488	$0.0484	$0.0466	$0.0452
Ohio	$0.0454	$0.0468	$0.0471	$0.0503
United States	$0.0488	$0.0497	$0.0510	$0.0556

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Denaturant

Wholesale gasoline would be purchased to be used as a denaturant in the ethanol process. Historic Michigan dealer tankwagon (DTW) and rack gasoline prices are shown in the following chart. The 5 year (2000-2004) average price of $1.02 per gallon was used in the feasibility at a 5% gasoline blend.

Source: Energy Information Administration, DOE

Other Input Costs

Other inputs to the production process include chemicals, yeast, enzymes and water. In total these costs account for about 4% of the input costs. Of these, chemicals and enzymes are the largest components.

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Overhead Expenses

Labor Costs

For the purposes of this feasibility study, it is assumed that a 50 mmgpy natural gas plant will employ 32, a 50 mmgpy coal plant will employ 36, and a 100 mmgpy natural gas plant will employ 45. The breakdown of positions is listed in the following table.

Position	50 mmgpy Natural Gas	50 mmgpy Coal	100 mmgpy Natural Gas
Production	12	12	16
Maintenance	7	7	11
Laboratory	2	2	3
Material Handlers	6	10	10
Administration	5	5	5

Total	32	36	45

The estimated wages and salaries for these positions were determined from reported salaries by the US Department of Labor. Reported averages for similar positions are shown in the following table for reference.

2004 Saginaw-Bay City-Midland, Ml Area Salary and Wages

		Average Salary
Production

	First-Line Supervisors/Managers of Production and Operating Workers	$59,220

Maintenance

	Compliance Officers, Except Agriculture, Construction, Health and Safety, and Transportation	$58,720
		$48,754
	Maintenance and Repair Workers, General	$33,690
	Welders, Cutters, Solderers, and Brazers	$41,170
	Electricians	$52,380
	Electrical and Electronic Engineering Technicians	$55,670

Laboratory

	Chemists	$55,040

Material Handlers

	Laborers and Freight, Stock, and Material Movers, Hand	$22,050

Administration

	General and Operations Managers	$73,320
	Industrial Production Managers	$79,300
	Bookkeeping, Accounting, and Auditing Clerks	$29,560
	Office Clerks, General	$23,140

Source: U.S. Department of Labor, Bureau of Labor Statistics

Production – Production positions consist of 4 shifts for a total of 12 to 16 employees. As shown above, the 2004 average salary for first line production supervisors is $59,220 per year. The other positions are estimated to be 15% less than the supervisor. The total labor expense for the production positions including taxes and benefits is approximately $896,000 to $1,178,000.

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Maintenance – The 7 to 11 maintenance positions include a manager, boiler operator, welder, electrician, electronic technician and general workers. The average 2004 salaries for these positions are shown in the previous table. The total labor expense for maintenance positions is estimated to be $454,000 to $674,000.

Laboratory – The lab staff consists of a manager and assistant(s). The manager’s comparable position is shown in the previous table. The assistant salary is approximately 33% less than the manager. The total expense for lab personnel is approximately $128,000 to $180,000.

Material Handlers – The personnel required for material handling includes rail attendants, truck attendants, a grain sampler and entry level floaters. The average salary for material movers in this market is approximately $22,050. The other positions are estimated from this salary for a total expense of approximately $187,000 to $313,000.

Administration – The administrative positions include a general manager, plant manager, commodity specialist, bookkeeper, and secretary/general clerk. Again, 2004 average salaries for comparable positions are shown in the previous table. Based on these values, the total administrative labor expense is estimated to be about $357,000.

Maintenance

Maintenance costs are estimated at $500,000 annually for a 50 mmgpy natural gas plant, $650,000 for a 100 mmgpy natural gas plant, and $700,000 for a 50 mmgpy coal plant. As with any production facility these costs can vary widely from year to year. However, we believe this to be a reasonable value for modeling purposes.

General and Administrative

General and administrative costs include property taxes, insurance, fees for professionals (i.e., risk management services, accountants, attorneys) and other costs of operating an office. In the feasibility model these costs are estimated at $0.0348 per gallon of nameplate capacity. These are costs that will need to be better defined in a business plan.

All overhead expenses reflect an inflation rate of 3.0% per year. These are costs that generally will increase. The other costs of production and the value of outputs will not necessarily reflect a nominal increase in value due to being commodities.

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Capital Requirements

To achieve a 45% equity to asset ratio, a 50 mmgpy natural gas project will require an equity investment of $40,050,000, a 100 mmgpy natural gas plant will require $64,125,000, and a 50 mmgpy coal plant with require $52,650,000. Equity capital will be spent first. Debt capital will then be accumulated until plant startup. The following table shows the usage of capital for a 50 mmgpy plant.

LIBERTY RENEWABLE FUELS, LLC

50 MMGPY NATURAL GAS

CAPITALIZED COST SUMMARY

Capital costs
Plant, Buildings & Equipment
Plant Cost	$63,000,000.00
Buildings	$750,000.00
Equipment	$1,000,000.00

Total		$64,750,000.00
Site Costs
Improvements	$4,500,000.00
Utilities	$2,500,000.00
Rail	$3,500,000.00
Land	$750,000.00

Total		$11,250,000.00
Other Costs
Fees & Interest	$720,000,00
Organizational & Startup	$1,850,000.00
Misc & Contingencies	$2,000,000.00

Total		$4,570,000.00
Working Capital (Inventory)		$7,450,000.00

Total		$88,020,000.00
Accumulated Interest		$978,920.00

Total Debt and Equity Investment		$88,998,920.00

Plant

The plant cost is a guaranteed amount by the construction firm chosen. This figure includes buildings and equipment directly related to the ethanol production facility. This cost does not include site improvement, utility construction and hook-up, rail improvements, etc.

HCSLLC	PRX Geographic

Site Costs

Site improvements include dirt work, entry and exit access and other costs related to getting the site prepared for plant construction. Any additional buildings unrelated to the plant would be included in these costs. Road access costs would also be included here.

Utilities are readily available. Natural gas connection would be the greatest share of these costs. Costs associated with utilities would include site infrastructure and connecting to providers.

Rail costs are estimated at $3,500,000 for a 50 mmgpy plant and $4,500,000 for a 100 mmgpy plant. These costs include ladder tracks and switches.

Land is estimated at $750,000.

Other Costs

Fees and interest are estimated to be $720,000 to $1,000,000.

Organizational and start-up costs are estimated to be $1,850,000 to $1,950,000. This includes funds for equity fundraising and associated filing and legal costs as well as expenses prior to plant start-up.

A contingency of $2,000,000 to $3,000,000 is included to cover any unexpected costs incurred during the planning and construction phases.

Working Capital

Plant start-up costs, including purchasing of supplies and grain will need available working capital. Additionally, banks will require a certain amount of working capital in their loan covenants. This $7,450,000 to $11,000,000 will cover the first month’s expenses including inventories.

Accumulated Interest

As equity investment is used up through the construction process, the entity will begin acquiring debt. This debt and interest is accumulated and rolled into the loan package. The accumulated interest is reflected in the principle loan amounts and repaid over the life of the loan.

HCSLLC	PRX Geographic

Markets for Outputs

Ethanol

Production and consumption of ethanol continues to grow in the United States. Specifically, the markets in large population centers will see growth over the next few years. Crude oil prices have increased dramatically over the last year and the outlook is for continued high levels. This is an impact from increasing Chinese demand and the “terror” premium.

Ethanol production and consumption has been steadily increasing over the last 6 years. Within the last 2 years production leveled off due to lower prices and fewer new plants. New plants and improved prices have once again increased production over the last year.

Ethanol price histories for the nearby regional markets are presented in the following chart and table.

HCSLLC	PRX Geographic

Ethanol Average Prices

State	City	5 Year 1999-2003	5 Year 2000-2004	3 Year 2002-2004	1 Year 2004	1 Year 2005	Recent 52 Weeks 03/23/06
IL	Chicago	$1.27	$1.41	$1.38	$1.69	$1.74	$1.91
Ml	Detroit	$1.26	$1.41	$1.39	$1.70	$1.79	$1.93
Ml	Niles	$1.26	$1.40	$1.39	$1.70	$1.78	$1.92

Average		$1.26	$1.41	$1.39	$1.70	$1.77	$1.92

Source: Hart’s Renewable-Fuel News

Ethanol markets continue to develop. Production and consumption have tracked closely and are increasing. Transportation logistics are being addressed by the railroads creating a more efficient flow of product to the coastal markets. The renewable fuels standard and high crude oil prices are all factors which can continue to encourage ethanol consumption and production. Ethanol prices have increased substantially over the last few years. The difference in the five year averages of 1999-2003 and 2000-2004 is $0.15/gallon. To be consistent with other energy values used and maintain consistency with bank underwriting standards, this study incorporates half of this increase in the ethanol price used. A value of $1.29 ($1.33 less $0.04 freight) is used for the average ethanol price.

HCSLLC	PRX Geographic

DDGS

DDGS markets are both regional and national. With the advancement of research into the feeding rations of poultry and swine, these markets will continue to grow. Very small local markets appear available for the use distiller’s grains. Based on historic animal numbers and corn feeding rates, there is potential demand for DDGS of approximately 168,000 tons within the study area. The following tables show the corn supply-demand for the last 14 years and potential DDGS consumption for this area.

ASHLEY, MICHIGAN: CORN SUPPLY-DEMAND & DDG CONSUMPTION POTENTIAL

PRXfile:PRX_Ashley_DetailSD_NP. PRXrev. 28-Mar-06.

		Crop Year (Sep-Aug)
Crop	Item	90-91	91-92	92-93	93-94	94-95	95-96	96-97	97-98	98-99	99-00	00-01	01-02	02-03	03-04	04-05
CORN	Area planted (thou ac)	697	762	791	702	751	725	779	761	699	673	685	665	716	708	683
	Area harvested (thou ac)	608	681	696	613	663	652	694	678	627	604	615	619	654	654	608
	Yield (bu/ac)	116.9	120	102.5	111.4	116	116.5	100.9	119.4	101.6	143.4	126.2	104	118.9	127.7	134

		milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu
	Carryin	9	13	8	11	7	10	4	5	10	12	13	11	10	7	9
	Production	71	82	71	68	77	76	70	81	64	67	78	64	78	83	81
	Supply	80	95	79	79	84	86	74	86	74	99	91	75	88	91	91
	Carryout	12	9	10	7	10	3	5	12	10	14	11	10	8	9	12
	Disappearance of which,	68	86	69	72	74	82	68	74	64	85	80	65	80	81	78
	Residual Use	7	6	7	4	8	1	7	8	4	6	6	5	7	7	9
	Feed Use of which,	20	21	21	21	21	18	18	17	17	17	17	18	17	17	17
	Dairy									6.5	6.5	6.5	6.9	6.5	6.6	6.4
	Beef cattle									4.5	4.5	4.8	4.8	4.5	4.6	4.4
	Hogs									4.5	4.5	4.5	4.8	4.5	4.6	4.4
	Poultry									1.3	1.3	1.3	1.3	1.3	1.3	1.2
	Other									0	0	0	0	0	0	0
	Exports (+) or Import) (-)
	Net of Feed & Residual	41	59	41	47	46	62	43	49	43	60	57	42	57	58	52
	DDG Consumption Potential

		000mt	000mt	000mt	000mt	000mt	000mt	000mt	000mt	000mt	000mt	000mt	000mt	000mt	000mt	000mt
	Dairy									83	82	83	87	83	83	81
	Beef Cattle									58	57	58	61	58	58	57
	Hogs									24	24	24	25	24	24	24
	Poultry									3	3	3	4	3	3	3
	Other									0	0	0	0	0	0	0
	Total									168	167	169	177	169	169	165

The national markets continue to emerge, primarily in the southeast and southwest United States. With current access to southeast markets via rail this potential demand could be reasonably met.

A good historical data series does not exist for distiller’s grain, therefore an estimation of price has been made based on corn price relationships in other markets. For this study a prices of $94 and $95/ton were used for the 50 and 100 mmgpy plants respectively.

CO2

CO2 can be captured and sold as another by-product of the ethanol process. Due to the Midwest market being well supplied, this analysis does not assume the capturing of CO2.

Sales and Marketing Plan

Ethanol

The ethanol from this plant is assumed to be marketed through an ethanol marketer. There is a cost associated with this service and is included in the pro forma financials. This cost is assumed to be a 1% fee on the sales price of the ethanol. Payment for the ethanol will be made within 15 days of shipment from the plant. The estimated fees are approximately $600,000 to $700,000 per year for a 50 mmgpy plant. This will vary by the price of ethanol and size of plant.

DDGS

As with ethanol, the DDGS markets are both regional and national. In addition, there is the possibility of some local marketing. However, the cost of staffing a position to handle the marketing of the relatively small amount of local demand exceeds what would be paid to a marketing firm. For purposes of this study it is assumed that 100% of the DDGS produced will be sold through a marketer. If possible, an agreement should be reached that would allow local sales if the market is available. The fee paid to a marketer would be 2% FOB. These fees amount to approximately $300,000 to $350,000 per year for a 50 mmgpy plant, again depending on the price of DDGS and plant size.

CO2

CO2 in this analysis will not be sold.

HCSLLC	PRX Geographic

Pro Forma Financials

Production Cost Summary

The Production Cost Summary details the production process inputs and outputs. This feasibility has made several assumptions related to the cost of inputs and the value of outputs. The table below shows the assumed values of the key components. All values are net to the plant.

Natural Gas 50 MMGPY

Pro Forma Financials

Assumed Values

Inputs
Corn ($/bu)	$2.40
Natural Gas ($/mcf)	$5.51
Electricity ($/kwh)	$0.0495
Outputs
Ethanol ($/gal)	$1.29
DDGS ($/ton)	$94.00

Initial Capital

As discussed previously, the initial capital to construct and begin operations of this plant is approximately $89,000,000 for a 50 mmgpy plant, $142,000,000 for a 100 mmgpy plant and $117,000,000 for a 50 mmgpy coal plant. Of this, approximately $40,050,000 and $64,125,000 for each plant respectively would be equity capital resulting in an equity to asset ratio of 45%.

Income Statement

During the approximately 15 months prior to plant startup, expenses would be incurred for personnel, travel and meetings. These expenses have been estimated to be $1,850,000 annually.

Balance Sheet

The Balance Sheet does not consider distributions to owners. Therefore, owner’s equity grows over time, as does cash. The distribution of earnings to the owner’s needs to be managed in light of actual earnings generation and cash needs.

HCSLLC	PRX Geographic

Return on Investment

Average return on investment for a 50 mmgpy natural gas plant is 23.1% achieving 23.4% by year five. The 50 mmgpy coal plant returns average 21.0% over ten years and achieving 21.2% in year five. Returns for the 100 mmgpy plant are 35.9% over ten years and achieving 36.4% in year 5. However, the larger plant will require much more grain. In a small crop year the possibility exists that grain would have to be shipped into the study area to support ethanol production.

Comparative Plant and Sensitivity Analysis

Comparative State Returns

Plant returns in other states were compared with the proposed plant. All input costs are 5 year state averages, except for corn which is a 10 year average. Michigan values were taken from this feasibility study. Ethanol price is based on a New York value of $1.40/gallon less estimated transportation costs to arrive at a plant gate price relative to a west coast market. DDGS values are estimates based on regional corn values.

State Ethanol Model Comparative Returns

New York Market

	MI	IN	IL	OH	PA
Inputs
Corn (per bu)	$2.40	$2.44	$2.41	$2.43	$2.87
Natural Gas (per mcf)	$5.51	$7.02	$6.55	$7.37	$7.12
Electricity (per kwh)	$0.0495	$0.0399	$0.0488	$0.0454	$0.0585
Denaturant (per gallon)	$1.02	$1.04	$1.05	$1.01	$1.00
Outputs
Ethanol-NY ($/gallon)	$1.40	$1.40	$1.40	$1.40	$1.40
Transportation ($/gallon)	$0.09	$0.09	$0.10	$0.08	$0.04
Net to Plant ($/gallon)	$1.31	$1.31	$1.30	$1.32	$1.36
DDGS ($/ston)	$94.00	$96.00	$95.00	$96.00	$113.00

HCSLLC	PRX Geographic

From these returns, we see this plant competes very well to an east coast market. This plant has returns per gallon better than all the comparative states.

HCSLLC	PRX Geographic

Sensitivity Analysis

The pro forma models were tested for sensitivity to corn, DDGS and ethanol price changes. In addition to the base assumptions, eight additional scenarios were tested. The results are shown in the tables below.

Natural Gas 50

		DDGS Price ($/ston)
		$84.00	$94.00	$104.00

		Corn Price ($/bu)
		$2.20	$2.40	$2.60
Ethanol Price ($/gallon)	$1.19	15.2%	9.8%	4.5%
	$1.29	28.4%	23.1%	17.7%
	$1.39	41.6%	36.3%	31.0%

Coal 50

		DDGS Price ($/ston)
		$84.00	$94.00	$104.00

		Com Price ($/bu)
		$2.20	$2.40	$2.60
Ethanol Price ($/gallon)	$1.19	15.0%	10.9%	6.9%
	$1.29	25.1%	21.0%	17.0%
	$1.39	35.2%	31.1%	27.0%

Natural Gas 100

		DDGS Price ($/ston)
		$85.00	$95.00	$105.00

		Com Price ($/bu)
		$2.21	$2.41	$2.61
Ethanol Price ($/gallon)	$1.19	26.0%	19.3%	12.7%
	$1.29	42.6%	35.9%	29.2%
	$1.39	59.1%	52.4%	45.8%

HCSLLC	PRX Geographic

Liberty Renewable Fuels, LLC	April 17, 2006

Sensitivity Analysis - Various Natural Gas, Corn/DDGS and Ethanol Prices

Natural Gas 50 @ $6/mcf

		DDGS Price ($/ston)
		$98.00	$108.00	$118.00

		Corn Price ($/bu)
		$2.50	$2.75	$3.00
Ethanol Price ($/gallon)	$1.50	45.6%	37.8%	30.1%
	$1.75	78.7%	70.9%	63.2%
	$2.00	111.8%	104.1%	96.3%

Natural Gas 50 @ $8/mcf

		DDGS Price ($/ston)
		$98.00	$108.00	$118.00

		Corn Price ($/bu)
		$2.50	$2.75	$3.00
Ethanol Price ($/gallon)	$1.50	36.5%	28.7%	21.0%
	$1.75	69.6%	61.8%	54.1%
	$2.00	102.7%	95.0%	87.2%

Natural Gas 50 @ $10/mcf

		DDGS Price ($/ston)
		$98.00	$108.00	$118.00

		Corn Price ($/bu)
		$2.50	$2.75	$3.00
Ethanol Price ($/gallon)	$1.50	27.4%	19.6%	11.9%
	$1.75	60.5%	52.7%	45.0%
	$2.00	93.6%	85.9%	78.1%

Natural Gas 100 @ $6/mcf

		DDGS Price ($/ston)
		$98.00	$108.00	$118.00

		Corn Price ($/bu)
		$2.50	$2.75	$3.00
Ethanol Price ($/gallon)	$1.50	64.1%	54.4%	44.8%
	$1.75	105.5%	95.8%	86.1%
	$2.00	146.8%	137.2%	127.5%

Natural Gas 100 @ $8/mcf

		DDGS Price ($/ston)
		$98.00	$108.00	$118.00

		Com Price ($/bu)
		$2.50	$2.75	$3.00
Ethanol Price ($/gallon)	$1.50	52.7%	43.0%	33.4%
	$1.75	94.1%	84.4%	74.8%
	$2.00	135.5%	125.8%	116.1%

Natural Gas 100 @ $10/mcf

		DDGS Price ($/ston)
		$98.00	$108.00	$118.00

		Corn Price ($/bu)
		$2.50	$2.75	$3.00
Ethanol Price ($/gallon)	$1.50	41.3%	31.7%	22.0%
	$1.75	82.7%	73.1%	63.4%
	$2.00	124.1%	114.4%	104.8%

Liberty Renewable Fuels, LLC	April 18, 2006

Sensitivity Analysis - Various Natural Gas, Corn/DDGS and Ethanol Prices

Natural Gas 50 @ $8/mcf

		DDGS Price ($/ston)
		$126.00	$138.00	$148.00

		Corn Price ($/bu)
		$3.25	$3.50	$3.75
Ethanol Price ($/gallon)	$1.50	13.3%	5.5%	-2.2%
	$1.75	46.4%	38.6%	30.9%
	$2.00	79.5%	71.8%	64.0%

Natural Gas 100 @ $8/mcf

		DDGS Price ($/ston)
		$128.00	$138.00	$148.00

		Corn Price ($/bu)
		$3.25	$3.50	$3.75
Ethanol Price ($/gallon)	$1.50	23.7%	14.1%	4.4%
	$1.75	65.1%	55.4%	45.8%
	$2.00	106.5%	96.8%	87.2%

Natural Gas 50 @ $12/mcf

		DDGS Price ($/ston)
		$98.00	$108.00	$118.00

		Com Price ($/bu)
		$2.50	$2.75	$3.00
Ethanol Price ($/ga!lon)	$1.50	18.3%	10.5%	2.8%
	$1.75	51.4%	43.6%	35.9%
	$2.00	84.5%	76.8%	69.0%

Natural Gas 50 @ $14/mcf

		DDGS Price ($/ston)
		$98.00	$108.00	$118.00

		Corn Price (4/bu)
		$2.50	$2.75	$3.00
Ethanol Price ($/gallon)	$1.50	9.2%	1.4%	-6.3%
	$1.75	42.3%	34.5%	26.8%
	$2.00	75.4%	67.7%	59.9%

Natural Gas 100 @ $12/mcf

		DDGS Price ($/ston)
		$98.00	$108.00	$118.00

		Corn Price ($/bu)
		$2.50	$2.75	$3.00
Ethanol Price ($/gallon)	$1.50	30.0%	20.3%	10.7%
	$1.75	71.3%	61.7%	52.0%
	$2.00	112.7%	103.1%	93.4%

Natural Gas 100 @ $14/mcf

		DDGS Price ($/ston)
		$98.00	$108.00	$118.00

		Corn Price ($/bu)
		$2.50	$2.75	$3.00
Ethanol Price ($/gallon)	$1.50	18.6%	8.9%	-0.7%
	$1.75	60.0%	50.3%	40.7%
	$2.00	101.4%	91.7%	82.0%

Basic Impact, Yield Volatility

and

Small Area Supply/Demand

HCSLLC	PRX Geographic™

PRX AshleyMI	March 28, 2006	Page 1

RESULTS

ASHLEY, MICHIGAN: CORN BASIS MODEL FOR ETHANOL PLANT IMPACT

PRXfile:PRX_Ashley_DetailSD_NP. PRXrev. 28-Mar-06.

	Million Gallons New Ethanol					Million Gallons New Ethanol
	0	50	100	150	200	50	100	150	200

	Control Year	Future Year				Future Year
	03-04

	PCP Basis. Cents per Bushel					Basis Impact. Cents per Bushel
PCP Basis model, past years	-30.0
PCP Basis model with additional ethanol, DDG fed		-28.9	-27.5	-26.2	-24.9	1.2	2.5	3.8	5.1
PCP Basis model with additional ethanol, no DDG fed		-28.7	-27.4	-26.0	-24.7	1.3	2.6	4.0	5.3

Model for site used net exports from contiguous 14-county area, listed below right. Fit of model is R-square = 0.89, similar to many other sites in the cornbelt. Four independent variables were used in the model: (1) the net exports from the area, (2) the Jul-Dec low in Dec corn futures, (3) the ratio of grain supply to storage capacity in South Dakota (which acts as a proxy for the basis level in cornbelt), and (4) the marketing loan gains in aggregate millions of dollars.

Details of potential DDG feeding and county average corn flat price are on page 4.

Yield trend and volatility given on pages 5 and 6.

County statistics attached after page 6.

FIPS	CoName	SI
26017	BAY	MI
26037	CLINTON	MI
26045	EATON	MI
26049	GENESEE	MI
26057	GRATIOT	MI
26065	INGHAM	MI
26067	IONIA	MI
26073	ISABELLA	MI
26093	LIVINGSTON	MI
26107	MECOSTA	MI
26111	MIDLAND	MI
26117	MONTCALM	MI
26145	SAGINAW	MI
26155	SHIAWASSEE	MI

All pages are ©2006. The ProExporter Network®. The analysis above is not intended as a trade recommendation. The analysis and forecasts are based on available public data and on the best judgment of PRX, but cannot be guaranteed to conform to future reality.

PRX AshleyMI	March 28, 2006	Page 2

ASHLEY, MICHIGAN: CORN SUPPLY-DEMAND

PRXfile:PRX_Ashley_DetailSD_NP. PRXrev. 28-Mar-06.

Item	Crop Year													cntrl 03-04	future
	90-91	91-92	92-93	93-94	94-95	95-96	96-97	97-98	98-99	99-00	00-01	01-02	02-03
	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	mitbu	milbu	milbu	milbu
Regional Supply-Demand Factors
Carry-in	8.9	12.9	7.8	10.7	7.1	9.7	3.8	5.2	10.4	12.2	13.2	10.6	9.8	7.3	7.3
Production	71.1	81.7	71.4	68.3	76.9	76.0	70.1	81.0	63.7	86.6	77.7	64.4	77.7	83.5	83.5

Supply	80.0	94.6	79.2	79.0	84.0	85.7	73.8	86.2	74.1	98.7	90.8	75.0	87.6	90.8	90.8
Carry-out	11.9	8.5	10.5	7.2	9.7	3.5	5.4	11.8	10.0	14.0	10.6	9.5	7.6	9.3	9.3

Disappearance	68.0	86.0	68.7	71.9	74.4	82.3	68.4	74.4	64.2	84.7	80.3	65.4	80.0	81.5	81.5
Residual Use	7.0	6.3	7.0	4.4	7.8	1.3	7.3	7.7	4.4	7.8	6.2	5.2	6.5	6.7	6.7
Feed Use (w/o new DDG)	19.7	20.8	20.7	20.9	20.7	18.5	17.6	17.5	16.9	16.8	17.0	17.8	16.9	17.0	17.0
Barge loadings															0.0
Industrial Use	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	4.0	6.4	6.4

New industrial use															18.2

Total Use	26.7	27.2	27.7	25.3	28.5	19.8	24.9	25.2	21.3	24.6	23.2	23.0	27.5	30.1	48.3

A1 Net Exports (w/o new DDG)*	41.3	58.9	41.0	46.6	45.8	62.5	43.5	49.2	42.9	60.2	57.1	42.4	52.5	51.4	69.5

Feed Use by Ruminants (w/o new DDG), pct of all feed use															34%
Replaceable Feed Use by Ruminants at 40%, mil bu															2.3
DDG production, 000st															155
DDG ruminant feed value, com equivalent, mil bu															8.8
DDG fed to ruminants, replacing corn, mil bu															2.3
Total Com (only) Feed Use (with new DDG to ruminants), mil bu															14.7

A2 Net Exports (with new DDG)															67.2

Other Factors in Basis Model															set
B Grain Storage Ratio	0.78	0.76	0.85	0.69	0.96	0.69	0.95	0.94	1.11	1.06	1.12	1.01	0.80	0.99	0.99
C Dec Corn Low	215.50	220.00	204.50	232.50	210.50	270.00	257.75	227.50	196.00	187.00	185.50	198.25	229.75	209.50	209.50
D Loan Gains	0.00	0.00	0.00	0.00	0.00	0.00	0.00	20.00	200.00	413.00	228.00	85.00	16.00	37.00	37.00
E 0	-21.93	-22.72	-25.31	-27.45	-28.09	-2.24	-14.14	-29.86	-38.25	-43.30	-42.60	-35.41	-22.47	-29.83	-29.83
PCP Basis actual, cts/bu	-21.93	-22.72	-25.31	-27.45	-28.09	-2.24	-14.14	-29.86	-38.25	-43.30	-42.60	-35.41	-22.47	-29.83	-29.83
Y1 PCP Basis model, past years	-25.8	-23.0	-29.9	-19.3	-29.0	-6.8	-14.9	-23.8	-39.1	-43.7	-41.8	-35.1	-21.3	-30.0	na
Y2 PCP Basis model with additional ethanol , DDG fed															-28.85
Y2 PCP Basis model with additional ethanol, no DDG fed															-28.69

Impact of Additional Ethanol Processing (see chart next page)

Compared to control year, 03-04, new ethanol plant of 50 mil gal (18mil bu) will raise basis by 1.3 cents per bushel, not considering DDG feed impact.

Basis will rise by 1.2 cents per bushel, considering local feeding of DDG.

*NOTE ON SIMULATION. New Industrulal Use is regarded as an INcrease in net exports.

All pages are ©2006. The ProExporter Network®. The analysis above is not intended as a trade recommendation. The analysis and forecasts are based on available public data and on the best judgment of PRX, but cannot be guaranteed to conform to future reality.

PRX AshleyMI	March 28, 2006	Page 3

All pages are ©2006. The ProExporter Network®. The analysis above is not intended as a trade recommendation. The analysis and forecasts are based on available public data and on the best judgment of PRX, but cannot be guaranteed to conform to future reality.

PRX AshleyMI	March 28, 2006	Page 4

Subject Counties
BAY	MI
CLINTON	MI
EATON	MI
GENESEE	MI
GRATIOT	MI
INGHAM	MI
IONIA	MI
ISABELLA	MI
LIVINGSTON	MI
MECOSTA	MI
MIDLAND	MI
MONTCALM	MI
SAGINAW	MI
SHIAWASSEE	MI

STEP ONE

Enter assumptions about processor origination from within subject counties

STEP TWO

Enter assumptions about DDG feed value by species

Share ration	Com Replcmt Ratio	Share ration	Com Replcmt Ratio
References		Custom
40%	1.2	40%	1.2
40%	1.2	40%	1.2
20%	1.0	20%	1.0
10%	1.0	10%	1.0
10%	1.0	10%	1.0

STEP THREE

Enter assumption re DDG per bu from com dry milling

lbs/bu	17

ASHLEY, MICHIGAN: CORN SUPPLY-DEMAND & DDG CONSUMPTION POTENTIAL

PRXfile:PRX_Ashley_DetailSD_NP. PRXrev. 28-Mar-06.

		Crop Year (Sep-Aug)
Crop	Item	90-91	91-92	92-93	93-94	94-95	95-96	96-97	97-98	98-99	99-00	00-01	01-02	02-03	03-04	04-05
CORN	Area planted (thou ac)	687	762	791	702	751	725	779	761	___	873	___	___	716	708	683
	Area harvested (thou ac)	606	681	___	613	683	___	694	678	627	604	615	619	654	654	608
	Yield (bu/ac)	116.9	120.0	102.5	111.4	116.0	116.5	100.9	119.4	101.6	143.4	126.2	104.0	____	127.7	134

		milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu
	Carryin	9	13	8	11	7	10	4	5	10	12	13	11	10	7	9
	Production	71	82	71	68	77	76	70	81	64	67	78	64	78	83	81
	Supply	80	95	79	79	84	86	74	86	74	99	91	75	___	91	91
	Carryout	12	9	10	7	10	3	5	12	10	14	11	10	8	9	12
	Disappearance	68	86	69	72	74	___	68	74	64	85	80	85	80	81	78
	of which
	Residual Use	7	6	7	4	8	1	7	8	4	__	__	5	7	7	9
	Feed Use	20	21	21	21	21	18	18	17	17	17	17	18	17	17	17
	of which,
	Dairy									6.5	6.5	6.5	6.9	6,5	6.6	6.4
	Beef cattle									4.5	4.5	4.8	4.8	4.5	4.6	4.4
	Hogs									4.5	4.5	4.5	4.8	4.5	4.6	4.4
	Poultry									1.3	1.3	1.3	1.3	1.3	1.3	1-2
	Other									0.0	0.0	0.0	0.0	0.0	0.0	0.0
	Exports (+) or Import (-)
	Net of Feed & Residual	41	59	41	47	45	62	43	49	43	60	57	42	57	58	52
Processors at 100% of grind originated from subject counties
100%	Caro, MI	0	0	0	0	0	0	0	0	0	0	0	0	10	16	17
100%
100%
100%
100%
100%
100%
	Subtotal	0	0	0	0	0	0	0	0	0	0	0	0	10	16	17
Processors at some percent of grind originated from subject counties
40%	Caro, MI	0	0	0	0	0	0	0	0	0	0	0	0	4	6	7
0%
0%
0%
0%
0%
0%
	Subtotal	0	0	0	0	0	0	0	0	0	0	0	0	4	6	7
	of which, dry mill	0	0	0	0	0	0	0	0	0	0	0	0	4	6	7

	Exports (+) or Import (-)
	Net of Feed, Resid & Proc	41	59	41	47	46	52	43	49	43	60	57	42	53	51	45

	DDG Consumption Potential

		000mt	000mt	000mt	000mt	000mt	000mt	000mt	000mt	000mt	000mt	000mt	000mt	000mt	000mt	000mt
	Dairy									83	82	83	87	83	83	81
	Beef Cattle									58	57	58	61	58	58	57
	Hogs									24	24	24	25	24	24	24
	Poultry									3	3	3	4	3	3	3
	Other									0	0	0	0	0	0	0
	Total									168	167	___	177	___	___	165

	DDG Production	0	0	0	0	0	0	0	0	0	0	0	0	31	49	52
	Potential DDG fed in county group									0	0	0	0	31	49	52
	Potential corn displaced by DDG									0	0	0	0	1	2	2
		___	___	___	___	___	___	___	___	___	___	___	___	___	___	___
	Exports (+) or Import (-)
	Net of Feed, Resid, Proc, DDG displ	41	59	41	47	46	62	43	49	43	60	57	42	54	54	48
	SORGHUM Production	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
	BARLEY Production	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
DISCLAIMER Data based on sources deemed reliable, but cannot be guaranteed as securities. NOT INTENDED AS FEASIBILITY STUDY.
		___	___	___	___	___	___	___	___	___	___	___	___	___	___	___
CORN	Ext. Farm Price, County Group	229	238	201	244	226	___	286	239	194	154	189	198	244	249
	Michigan State Farm Price	226	235	___	241	234	383	283	237	191	182	187	198	241	247	200
	County Group minus State	2.44	2.44	2.44	2.44	2.44	2.44	2.44	2.44	2.44	2.44	2.44	2.44	2.44	2.44

All pages are ©2006, The ProExporter Network®. The analysis above is not intended as a trade recommendation. The analysis and forecasts are based on available public data and on the best judgment of PRX, but cannot be guaranteed to conform to future reality.

PRX AshleyMI	March 28, 2006	Page 5

All pages are ©2006, The ProExporter Network®. The analysis above is not intended as a trade recommendation. The analysis and forecasts are based on available public data and on the best judgment of PRX, but cannot be guaranteed to conform to future reality.

PRX AshleyMI	March 28, 2006	Page 6

Actual Deviation Stated as Years of Ten by Deviation Range

-50.0% to -17.5%	-17.5% to -7.5%	-7.5% to -2.5%	-2.5% to 2.5%	2.5% to 7.5%	7.5% to 17.5%	17.5% to 50.0%
Disastrous	Poor	Below	Trend	Above	Good	Excellent
1.2	1.5	1.5	2.4	1.2	1.8	0.3

ASHLEY, MICHIGAN 14-COUNTY CORN

Actual Years of Ten by Deviation Range

Poor to Disastrous	Near Trend	Good to Excellent
2.7	5.2	2.1

All pages are ©2006. The ProExporter Network®. The analysis above is not intended as a trade recommendation. The analysis and forecasts are based on available public data and on the best judgment of PRX, but cannot be guaranteed to conform to future reality.

Ashley MAJOR CROPS SUPPLY-DEMAND

PRXfile:PRX_Ashley_DetailSD_NP. PRXrev. 28-Mar-06.	PRX_Ashley_DetailSD_NP Page 1

		Crop Year (Sep-Aug)
Crop	Item	90-91	91-92	92-93	93-94	94-95	95-96	96-97	97-98	98-99	99-00	00-01	01-02	02-03	03-04	04-05	05-06
		milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu
CORN	Carryin	8.9	12.9	7.8	10.7	7.1	8.7	3.8	5.2	10.4	12.2	13.2	10.6	9.8	7.3	9.2	12.7
	Production	71.1	81.7	71.4	66.3	76.9	76.0	70.1	81.0	63.7	86.6	77.7	64.4	77.7	83.5	81.5	94.3
	Supply	80.0	94.6	79.2	79.0	84.0	85.7	73.8	86.2	74.1	98.7	90.8	75.0	87.6	90.8	90.6	107.0
	Carryout	11.9	8.5	10.5	7.2	9.7	3.5	5.4	11.8	10.0	14.0	10.6	9.5	7.6	9.3	12.3	13.4
	Disappearance of which	68.0	86.0	68.7	71.9	74.4	82.3	68.4	74.4	64.2	84.7	80.3	65.4	80.0	81.5	78.3	93.5
	Residual Use	7.0	6.3	7.0	4.4	7.8	1.3	7.3	7.7	4.4	7.8	6.2	5.2	6.5	6.7	9.3	9.3
	Feed Use	19.7	20.8	20.7	20.9	20.7	18.5	17.6	17.5	16.9	16.8	17.0	17.8	16.9	17.0	16.6	16.0
	Exports (+) or Imports (-)
	Net of Feed & Residual	41.3	58.9	41.0	46.6	45.8	62.5	43.5	49.2	42.9	60.2	57.1	42.4	56.5	57.8	52.5	68.3
	Processing Use	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	4.0	6.4	6.8	6.8
	Total Use	26.7	27.2	27.7	25.3	28.5	19.8	24.9	25.2	21.3	24.6	23.2	23.0	27.5	30.1	32.7	32.0
	Exports (+) or Imports (-)
	Net of Feed, Resid, Prod	41.3	58.9	41.0	46.6	45.8	62.5	43.5	49.2	42.9	60.2	57.1	42.4	52.5	51.4	45.7	61.5

		cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu
	PCP Basis	-21.9	-22.7	-25.3	-27.5	-28.1	-2.2	-14.1	-29.9	-38.2	-43.3	-42.6	-35.4	-22.5	-29.8
	Estimated Farm Price	229	238	201	244	226	366	286	239	194	184	189	198	244	249

		milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu
BEANS	Carryin	1.0	1.6	1.6	0.8	0.7	1.5	0.9	0.6	0.9	2.4	2.0	1.4	1.1	1.4	0.6	1.7
	Production	18.6	23.9	19.7	22.5	22.1	24.5	19.4	26.4	24.1	30.5	26.3	22.8	28.6	18.3	26.2	26.7
	Supply	19.6	25.5	21.3	23.3	22.8	26.0	20.3	26.9	25.0	32.9	28.3	24.1	29.7	19.7	26.8	28.4
	Carryout	1.5	1.7	0.8	0.7	1.5	0.9	0.7	1.0	2.0	2.2	1.4	1.0	1.5	0.6	1.7	3.8
	Disappearance of which	18.0 0.0	23.8 0.0	20.5 0.0	22.6 0.0	21.4 0.0	25.1 0.0	19.7 0.0	25.9 0.0	23.0 0.0	30.7 0.0	27.0 0.0	23.1 0.0	28.2 0.0	19.1 0.0	25.1 0.0	24.6 0.0
	Seed & Residual Use	0.8	1.2	1.3	1.0	1.4	1.2	1.2	1.5	1.8	1.9	1.9	1.9	1.9	1.8	1.8	1.8
	Exports (+) or Imports (-)
	Net of Seed & Residual	17.2	22.6	19.2	21.6	20.0	23.9	18.5	24.4	21.3	29.1	25.4	21.6	27.0	18.1	23.4	23.2
	Processing Use	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
	Total Use	0.8	1.2	1.3	1.0	1.4	1.2	1.2	1.5	1.8	1.9	1.9	1.9	1.9	1.8	1.8	1.8
	Exports (+) or Imports (-)
	Net of Feed, Resid, Prod	17.2	22.6	19.2	21.6	20.0	23.9	18.5	24.4	21.3	28.8	25.0	21.1	26.3	17.3	23.2	22.8

		cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu	cts/bu
	PCP Basis
	Estimated Farm Price

SORGHUM	Production	na	na	na	na	na	na	na	na	na	na	na	na	na	na	na
BARLEY	Production	0.2	0.1	0.1	0.1	0.1	0.0	0.0	0.1	na	0.0	na	na	na	na	na
WHEAT	Production	15.5	8.7	13.0	7.6	11.1	13.5	8.0	11.7	11.0	14.8	14.0	12.7	11.9	17.3	16.2

04-05 production from USDA-NASS.

05-06 production and other factors from PRX trend analysis

Included in analysis:

County	ST	Flps
BAY	MI	26017
CLINTON	MI	26037
EATON	MI	26045
GENESEE	MI	28049
GRATIOT	MI	26057
INGHAM	MI	26065
IONIA	MI	26067
ISABELLA	MI	26073
LIVINGSTON	MI	26093
MECOSTA	MI	26107
MIDLAND	MI	26111
MONTCALM	MI	26117
SAGINAW	MI	26145
SHIAWASSEE	MI	26155
		X
		X
		X
		X
		X
		X
		X
		X
		X
		X
		X
		X
		X
		X
		X
		X
		X
		X
		X

©2005, The ProExporter Network. County data based on USDA-NASS, PRX animal formulas, and PRX processing estimates. Analysis cannot go guaranteed to conform to actual usage in counties.

Ashley CORN PRODUCTION

PRXfile:PRX_Ashley_DetailSD_NP. PRXrev. 28-Mar-06.	PRX_Ashley_DetailSD_NP Page 2

		Crop Year (Sep-Aug)
Crop	County	90-91	91-92	92-93	93-94	94-95	95-96	98-97	97-98	98-99	99-00	00-01	01-02	02-03	03-04	04-05	05-06
		milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu
CORN	GRATIOT	8.8	10.6	8.9	8.9	10.5	11.2	9.2	10.2	6.0	10.6	9.2	8.4	9.4	9.2	8.7	11.2
	ISABELLA	2.9	4.1	3.3	3.1	4.3	4.5	3.6	4.7	3.0	4.9	3.6	2.6	3.6	3.6	3.0	4.7
	MECOSTA	1.1	1.4	0.7	0.8	1.2	1.2	1.5	1.2	1.1	1.8	1.6	1.3	1.4	1.7	1.7	2.4
	MIDLAND	2.1	2.4	2.3	2.3	2.5	2.5	2.5	2.4	2.0	3.0	2.8	2.1	2.4	3.0	2.4	3.4
	MONTCALM	4.1	5.2	3.9	3.8	5.1	4.5	5.5	6.4	4.5	5.9	4.9	4.3	5.9	5.4	5.6	7.1
	BAY	5.0	5.6	5.1	4.6	4.9	5.3	5.1	6.1	4.8	6.1	5.6	3.5	6.1	5.7	5.8	6.7
	SAGINAW	9.0	10.3	9.4	9.6	9.4	9.4	9.0	10.5	7.7	11.8	10.2	8.3	11.5	11.3	10.5	12.4
	CLINTON	6.1	6.8	6.4	5.6	6.3	6.6	7.0	7.5	4.8	8.2	6.5	5.7	8.5	7.6	8.1	8.7
	EATON	6.9	7.4	6.8	6.3	7.7	7.0	6.4	7.7	8.0	8.2	7.6	7.1	7.9	8.7	8.2	8.2
	INGHAM	7.1	6.9	5.7	5.6	5.8	6.1	4.9	5.8	6.1	6.5	6.3	4.8	8.2	6.5	7.2	6.7
	IONIA	6.8	8.9	6.9	7.1	7.3	6.4	6.0	7.8	7.2	9.2	8.2	6.2	8.5	9.4	9.2	9.4
	SHIAWASSEE	4.3	4.6	5.0	4.9	5.1	5.0	4.3	5.2	3.8	6.0	5.5	4.4	4.9	5.7	6.1	7.3
	GENESEE	4.5	4.2	3.9	3.6	3.9	3.7	2.7	3.0	2.7	3.7	3.2	1.9	2.6	3.2	2.7	3.8
	LIVINGSTON	2.8	3.3	3.1	2.2	3.0	2.6	2.4	2.7	2.2	3.1	2.5	2.1	2.0	2.6	2.5	2.6
	COUNTY GROUP TOTAL	71.1	81.7	71.4	68.3	76.9	76.0	70.1	81.0	63.7	86.6	77.7	64.4	77.7	83.5	81.5	94.3

	State Data
	MI	238	253	242	226	255	250	212	255	228	254	242	200	234	260	257	278

	State Total	238	253	242	226	255	250	212	255	228	254	242	200	234	280	257	278
	County Group % States	29.9%	32.3%	29.6%	30.3%	30.2%	30.4%	33.1%	31.7%	28.0%	34.1%	32.1%	32.3%	33.2%	32.1%	31.7%	33.9%

Source of data: USDA-NASS for past years and for current year when available, otherwise PRX estimate.

©2005, The ProExporter Network. County data based on USDA-NASS, PRX animal formulas, and PRX processing estimates. Analysis cannot be guaranteed to confirm to actual usage in counties.

Ashley CORN FEED USE (Does NOT include Residual Use)

PRXfile:PRX_Ashley_DetailSD_NP. PRXrev. 28-Mar-06.	PRX_Ashley_DetailSD_NP Page 3

		Crop Year (Sep-Aug)
Crop	County	90-91	91-92	92-93	93-94	94-95	95-96	96-97	97-98	98-99	99-00	00-01	01-02	02-03	03-04	04-05	05-06
		milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu
CORN	GRATIOT	1.6	1.6	1.7	1.7	1.7	1.4	1.4	1.5	1.5	1.4	1.4	1.5	1.4	1.4	1.4	1.3
	ISABELLA	2.1	2.1	2.2	2.1	2.1	2.2	1.8	1.8	1.7	1.7	1.8	1.9	1.7	1.8	1.7	1.6
	MECOSTA	0.9	0.9	0.9	0.9	0.9	1.1	1.0	1.2	1.1	1.1	1.2	1.2	1.1	1.1	1.1	1.1
	MIDLAND	0.2	0.3	0.3	0.3	0.3	0.4	0.4	0.4	0.4	0.3	0.3	0.3	0.3	0.3	0.3	0.3
	MONTCALM	1.2	1.3	1.4	1.5	1.5	1.4	1.5	1.5	1.4	1.4	1.4	1.5	1.4	1.4	1.4	1.3
	BAY	02	0.2	0.2	0.2	0.2	0.2	0.2	0.1	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.1
	SAGINAW	0.7	0.8	0.8	0.8	0.8	0.7	0.7	0.6	0.6	0.6	0.5	0.5	0.4	0.4	0.4	0.4
	CLINTON	2.6	2.7	2.7	2.8	2.7	2.3	2.2	2.3	2.3	2.2	2.2	2.3	2.2	2.2	2.1	2.1
	EATON	1.4	1.4	1.4	1.5	1.4	1.4	1.3	1.2	1.2	1.2	1.3	1.3	1.2	1.2	1.2	1.1
	INGHAM	1.7	1.7	1.8	1.8	1.8	1.5	1.4	1.4	1.3	1.3	1.2	1.3	1.2	1.2	1.2	1.1
	IONIA	4.3	4.9	4.5	4.5	4.6	3.5	3.4	3.3	3.4	3.4	3.5	3.6	3.6	3.7	3.6	3.4
	SHIAWASSEE	1.1	1.2	1.2	1.2	1.1	1.1	1.1	0.9	0.9	0.9	0.9	1.0	0.9	0.9	0.9	0.9
	GENESEE	0.8	0.8	0.8	0.6	0.8	0.8	0.6	0.6	0.5	0.5	0.5	0.5	0.5	0.5	0.5	0.5
	LIVINGSTON	0.8	0.7	0.7	0.6	0.8	0.7	0.7	0.7	0.8	0.6	0.7	0.7	0.6	0.7	0.6	0.6

	COUNTY GROUP TOTAL	19.7	20.8	20.7	20.9	20.7	18.5	17.8	17.5	16.9	16.8	17.0	17.8	16.9	17.0	16.6	16.0

Source of data: USDA-NASS for animal numbers when available, otherwise PRX estimate. PRX feed use by animal type formulas.

©2005, The ProExporter Network. County data based on USDA-NASS, PRX animal formulas, and PRX processing estimates. Analysis cannot be guaranteed to confirm to actual usage in counties.

Ashley CORN EXPORT NET OF FEED & RESIDUAL USE

PRXfile:PRX_Ashley_DetailSD_NP.PRXrev. 28-Mar-06.	PRX_Ashley_DetailSD_NP Page 4

		Crop Year (Sep-Aug)
Crop	County	90-91	91-92	92-93	93-94	94-95	95-96	98-97	97-98	98-99	99-00	00-01	01-02	02-03	03-04	04-05	05-06
		milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu
CORN	GRATIOT	5.9	8.5	5.9	7.1	7.3	10.6	6.6	6.9	4.2	7.9	7.4	6.3	7.5	6.8	6.0	8.6
	ISABELLA	0.4	1.8	0.6	0.9	1.6	2.6	1.3	2.0	1.2	2.7	1.6	0.6	1.6	1.4	0.9	2.5
	MECOSTA	0.0	0.5	-0.3	-0.2	0.1	0.1	0.2	-0.2	-0.1	0.4	0.3	0.0	0.2	0.4	0.3	1.1
	MIDLAND	1.5	2.0	1.7	2.0	1.9	2.3	1.8	1.6	1.5	2.3	2.3	1.6	1.9	2.4	1.8	2.7
	MONTCALM	2.3	3.8	2.0	2.2	2.9	3.4	3.3	3.8	2.8	3.8	3.3	2.5	4.2	3.4	3.4	5.0
	BAY	4.1	5.2	4.2	4.3	4.0	5.5	4.2	4.8	4.3	5.2	5.2	3.1	5.6	4.9	4.7	5.9
	SAGINAW	7.0	9.3	7.3	8.7	7.3	9.3	7.2	8.0	6.6	9.9	9.3	7.3	10.4	9.7	8.5	10.6
	CLINTON	2.7	4.0	2.8	2.8	2.7	4.8	3.9	3.9	2.2	3.3	3.9	3.0	3.9	4.6	4.7	5.7
	EATON	4.5	5.9	4.5	4.8	5.2	6.0	4.3	5.1	6.3	6.1	6.0	5.3	6.3	6.5	5.7	6.2
	INGHAM	4.3	5.0	3.1	3.7	3.2	5.0	2.9	3.4	4.5	4.5	4.8	3.1	3.7	4.6	4.9	4.8
	IONIA	1.6	3.8	1.5	2.5	1.8	3.4	1.8	3.1	3.3	4.6	4.3	4.0	4.4	4.8	4.2	5.0
	SHIAWASSEE	2.6	3.3	3.1	3.7	3.3	4.3	2.7	3.3	2.7	4.4	4.3	3.1	3.7	4.2	4.3	5.7
	GENESEE	3.1	3.2	2.6	2.8	2.6	3.4	1.8	1.9	2.0	2.7	2.6	1.3	1.9	2.3	1.8	2.9
	LIVINGSTON	1.6	2.5	1.9	1.4	1.6	2.0	1.4	1.5	1.4	2.1	1.8	1.3	1.2	1.7	1.5	1.7

	COUNTY GROUP TOTAL	41.3	58.9	41.0	46.6	45.8	62.5	43.5	49.2	42.9	60.2	57.1	42.4	56.5	57.8	52.5	68.3

Source of data: PRX feed use estimates, USDA feed & residual use at national level. PRX analysis and estimates.

©2006, The ProExporter Network. County data based on USDA-NASS, PRX animal formulas, and PRX processing estimates. Analysis cannot be guaranteed to confirm to actual usage in counties.

Ashley SORGHUM PRODUCTION

PRXfile:PRX_Ashley_DetailSD_NP. PRXrev. 28-Mar-06.	PRX_Ashley_DetailSD_NP Page 5

		Crop Year (Sep-Aug)
Crop	County	90-91	91-92	92-93	93-94	94-95	95-96	96-97	97-98	98-99	99-00	00-01	01-02	02-03	03-04	04-05	05-06
		milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu
SORGHUM

	COUNTY GROUP TOTAL

	State Data MI	8	10	15	7	8	6	12	8	8	19	18	18	13	14	5	9

	State Total	8	10	15	7	8	6	12	8	8	19	18	18	13	14	5	9
	County Group % States

Source of data: USDA-NASS for past years and for current year when available otherwise PRX estimate.

©2005, The ProExporter Network. County data based on USDA-NASS, PRX animal formulas, and PRX processing estimates. Analysis cannot go guaranteed to confirm to actual usage in counties.

Ashley BARLEY PRODUCTION

PRXfile:PRX_Ashley_DetailSD_NP. PRXrev. 28-Mar-06.	PRX_Ashley_DetailSD_NP Page 6

		Crop Year (Sep-Aug)
Crop	County	90-91	91-92	92-93	93-94	94-95	95-96	96-97	97-98	98-99	99-00	00-01	01-02	02-03	03-04	04-05	05-06
		milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu
BARLEY	Bay	0.0	0.0		0.0	0.0
	Clinton	0.0	0.0	0.0	0.0
	Eaton	0.0	0.0
	Genesee	0.0	0.0	0.0	0.0
	Gratiot		0.0	0.0	0.0	0.0
	Ingham	0.0	0.0		0.0	0.0
	Ionia	0.0	0.0	0.0	0.0
	Isabella	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.1		0.0
	Mecosta	0.0		0.0	0.0	0.0
	Montcalm	0.0	0.0	0.0	0.0	0.0	0.0
	Saginaw	0.0	0.0	0.0	0.0	0.0
	Shiawassee	0.0	0.0	0.0	0.0	0.0

	COUNTY GROUP TOTAL	0.2	0.1	0.1	0.1	0.1	0.0	0.0	0.1		0.0

	State Data
	MI	3	1	1	2	2	1	1	1	1	1	1	1	1	1	1	1

	State Total	3	1	1	2	2	1	1	1	1	1	1	1	1	1	1	1
	County Group % States	8.9%	10.1%	10.2%	9.3%	7.4%	3.8%	1.8%	3.5%	______	3.0%	______	______	______	______	______

Source of data: USDA-NASS for past years and for current year when available, otherwise PRX estimate.

©2005, The ProExporter Network. County data based on USDA-NASS, PRX animal formulas, and PRX processing estimates. Analysis cannot be guaranteed to confirm to actual usage in counties.

Ashley WHEAT PRODUCTION

PRXfile:PRX_Ashley_DetailSD_NP. PRXrev. 28-Mar-06.	PRX_Ashley_DetailSD_NP Page 7

		Crop Year (Sep-Aug)
Crop	County	90-91	91-92	92-93	93-94	94-95	95-96	98-97	97-98	98-99	99-00	00-01	01-02	02-03	03-04	04-05	05-06
		milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu
WHEAT	Bay	0.5	0.2	0.4	0.3	0.6	0.5	0.4	0.5	0.5	0.5	0.5	0.6	0.8	1.0	1.0
	Clinton	1.8	1.1	1.6	0.9	1.4	1.6	0.7	1.4	1.2	1.7	1.6	1.3	1.3	1.8	1.8
	Eaton	1.5	1.0	1.6	0.7	1.3	1.8	1.1	1.5	1.2	1.3	1.2	1.1	0.9	1.6	1.3
	Genesee	0.8	0.4	0.5	0.3	0.5	0.6	0.3	0.5	0.4	0.6	0.7	0.6	0.5	0.9	0.8
	Gratiot	1.4	0.7	1.0	0.7	0.8	1.0	0.5	0.8	0.8	1.1	1.2	1.1	1.0	1.5	1.5
	Ingham	1.3	0.7	1.0	0.5	1.0	1.0	0.7	1.2	1.1	1.2	1.0	1.0	1.0	1.5	1.3
	Ionia	1.6	1.0	1.2	0.9	1.2	1.6	1.0	1.3	1.1	1.3	1.1	0.9	0.8	1.1	0.9
	Isabella	0.8	0.5	0.6	0.3	0.8	0.7	0.5	0.6	0.6	0.9	1.0	0.8	0.9	1.4	1.8
	Livingston	0.4	0.3	0.4	0.2	0.4	0.4	0.3	0.3	0.4	0.5	0.5	0.4	0.3	0.7	0.5
	Mecosta	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1		0.1	0.1	0.1	0.1
	Midland	0.3	0.2	0.2	0.1	0.2	0.2	0.2	0.1	0.2	0.2	0.2	0.3	0.3	0.4	0.4
	Montcalm	1.0	0.7	1.2	0.5	0.8	0.8	0.7	0.8	0.7	1.2	1.1	0.9	1.0	0.8	0.8
	Saginaw	2.3	1.0	1.7	1.2	1.5	1.8	0.9	1.3	1.4	2.0	2.1	1.8	1.8	2.3	2.3
	Shiawassee	1.8	1.0	1.5	0.8	1.1	1.4	0.8	1.3	1.4	2.0	1.9	1.8	1.5	2.1	1.9

	COUNTY GROUP TOTAL	15.5	8.7	13.0	7.6	11.1	13.5	8.0	11.7	11.0	14.8	14.0	12.7	11.9	17.3	16.2

	State Data
	MI	41	24	35	22	31	37	23	32	31	38	36	33	29	45	41	39

	State Total	41	24	35	22	31	37	23	32	31	38	36	33	29	45	41	39
	County Group % States	37.5%	36.2%	36.9%	34.1%	36.1%	36.3%	35.0%	36.4%	35.6%	38.9%	39.0%	38.9%	40.5%	38.4%	39.6%

Source of data: USDA-NASS for past years and for current year when available, otherwise PRX estimate.

©2005, The ProExporter Network. County data based on USDA-NASS, PRX animal formulas, and PRX processing estimates. Analysis cannot be guaranteed to confirm to actual usage in counties.

Ashley SOYBEAN PRODUCTION

PRXfile:PRX_Ashley_DetailSD_NP. PRXrev. 28-Mar-06.	PRX_Ashley_DetailSD_NP Page 8

		Crop Year (Sep-Aug)
Crop	County	90-91	91-92	92-93	93-94	94-95	95-96	96-97	97-98	98-99	99-00	00-01	01-02	02-03	03-04	04-05	05-06
		milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu	milbu
BEANS	GRATIOT	2.6	3.0	2.3	2.6	2.6	3.0	2.7	3.4	2.5	3.6	2.8	3.0	3.6	2.0	2.9	3.4
	ISABELLA	0.5	0.7	0.6	0.8	0.9	1.0	0.8	1.3	1.1	1.4	1.5	1.4	1.7	1.5	1.4	2.2
	MECOSTA	0.0	0.0	0.0	0.0	0.0							0.0	0.0			0.0
	MIDLAND	0.6	0.8	0.6	0.7	0.7	0.8	0.7	0.8	0.7	1.0	0.9	0.6	0.8	0.6	0.6	0.8
	MONTCALM	0.3	0.5	0.4	0.3	0.5	0.5	0.3	0.7	0.4	0.7	0.5	0.6	0.6	0.4	0.5	0.8
	BAY	1.0	1.0	0.8	0.9	1.0	1.0	1.0	1.6	1.4	1.5	1.7	1.0	1.8	1.0	1.4	1.5
	SAGINAW	4.2	5.4	4.2	4.6	4.0	4.9	3.5	4.4	3.4	4.8	4.0	2.4	4.2	2.3	3.3	3.3
	CLINTON	2.4	2.6	2.6	2.9	2.8	2.8	2.3	2.9	2.6	3.3	2.8	2.8	3.3	1.8	3.1	2.6
	EATON	1.3	1.8	1.7	1.7	2.1	2.0	1.7	2.4	3.4	3.2	2.5	2.6	2.9	2.2	3.0	2.3
	INGHAM	1.1	1.5	1.3	1.7	1.8	1.7	1.4	1.9	22	2.4	2.4	1.7	2.1	1.6	2.6	2.1
	IONIA	1.1	1.9	1.4	1.7	1.9	2.0	1.5	2.2	22	2.8	2.3	2.5	2.7	1.9	2.6	2.4
	SHIAWASSEE	2.6	3.4	2.7	3.2	2.7	2.9	2.3	2.8	2.5	3.6	2.7	2.8	2.9	1.7	2.8	3.0
	GENESEE	0.8	1.1	0.8	1.1	1.0	1.3	0.9	1.2	1.2	1.6	1.4	0.8	1.5	0.9	1.3	1.6
	LIVINGSTON	0.2	0.3	0.3	0.3	0.4	0.5	0.4	0.7	0.6	0.8	0.9	0.7	0.7	0.6	0.8	0.7
	COUNTY GROUP TOTAL	18.6	23.9	19.7	22.5	22.1	24.5	19.4	26.4	24.1	30.5	26.3	22.8	26.6	18.3	26.2	26.7
	State Data
	MI	43	53	48	55	57	60	47	72	74	78	73	64	79	55	75	78
	State Total	43	53	48	55	57	60	47	72	74	78	73	64	79	55	75	78
	County Group % States	43.0%	45.3%	41.4%	41.1%	38.9%	41.0%	41.6%	36.8%	32.7%	39.3%	36.0%	35.6%	36.4%	33.5%	34.9%	34.4%

Source of data: USDA-NASS for past years and for current year when available, otherwise PRX estimate.

©2005, The ProExporter Network. County data based on USDA-NASS, PRX animal formulas, and PRX processing estimates. Analysis cannot go guaranteed to conform to actual usage in counties.

Pro Forma Financials

100 mmgpy Natural Gas

HCSLLC	PRX Geographic™

LIBERTY RENEWABLE FUELS, LLC

100 MMGPY NATURAL GAS

PRODUCTION COST SUMMARY

OUTPUTS	QUANTITY			UNIT PRICE ($ U.S.)		ANNUAL OPERATIONS	PERCENT OF TOTAL
Denatured Ethanol	100,000,000	gallons	at	$1.29	gallon net*	$129,000,000	80.9%
DDGS	321,429	tons (dry basis)	at	$95.00	ton	30,535,710	19.1%
Carbon Dioxide	220,500	tons	at	$—	ton	0	0.0%

TOTAL PRODUCTION/INCOME						$159,535,710	100.0%

INPUTS VARIABLE COST
Grain	0.35714	bushels	per gallon of ethanol at	$2.41	per bushel	$86,071,429	69.1%
Chemicals	0.01250	$	per gallon of ethanol at			1,250,000	1.0%
Yeast	0.00250	$	per gallon of ethanol at			250,000	0.2%
Enzymes	0.03250	$	per gallon of ethanol at			3,250,000	2.6%
Denaturant	0.05000	gallons	per gallon of ethanol at	$1.02	per gallon	5,100,000	4.1%
Water & Waste	0.00200	$	per gallon of ethanol at			200,000	0.2%
Coal & Limestone	0.03300	mmbtu	per gallon of ethanol at		per mmbtu	0	0.0%
Natural Gas	0.03400	mmbtu	per gallon of ethanol at	$5.51	per MCF	18,734,000	15.0%
Electricity	0.75000	kw-hrs	per gallon of ethanol at	$0.0495	per kw-hr	3,712,500	3.0%

TOTAL VARIABLE COST						$118,567,929	95.1%

FIXED COST
Payroll & Benefits						$2,701,800	2.2%
Maintenance						650,000	0.5%
General and Administrative						2,729,000	2.2%

TOTAL FIXED COST						$6,080,800	4.9%

TOTAL FIXED AND VARIABLE COST						$124,648,728	100.0%

INFLATION FACTORS	Annual %
Outputs	0.00%
Variable Costs	0.00%
Fixed Costs	3.00%

*	Ethanol price is net to the plant after freight ($0.04/gallon) and before marketing fees.

Holbrook Consulting Services LLC	4/11/2006

LIBERTY RENEWABLE FUELS, LLC

100 MMGPY NATURAL GAS

CAPITALIZED COST SUMMARY

Capital costs
Plant, Buildings & Equipment
Plant Cost	$109,000,000.00
Buildings	$875,000.00
Equipment	$1,250,000.00

Total		$111,125,000.00
Site Costs
Improvements	$5,000,000.00
Utilities	$2,500,000.00
Rail	$4,500,000.00
Land	$750,000.00

Total		$12,750,000.00
Other Costs
Fees & Interest	$1,000,000.00
Organizational & Startup	$1,950,000.00
Misc & Contingencies	$3,000,000.00

Total		$5,950,000.00
Working Capital (Inventory)		$11,000,000.00

Total		$140,825,000.00
Accumulated Interest		$1,591,220.00

Total Debt and Equity Investment		$142,416,220.00

Holbrook Consulting Services LLC	4/11/2006

LIBERTY RENEWABLE FUELS, LLC

100 MMGPY NATURAL GAS

CONSTRUCTION PHASE CAPITAL USAGE AND SOURCE

Total Cost	$142,500,000
% Capitalized	45%
Equity	$64,125,000
Grant	$—
Subordinated Debt	$—
Contributed Equity	$84,125,000
Interest rate	7.00%

Pre-Startup	Plant, Bldgs & Equipment	Site Costs	Other Costs	Accrued Total Facility Cost	Committed Owners’ Equity	Acquired Debt	Accrued Interest on Debt
Month 1	$—	$—	$247,917	$247,917	$247,917	$—	$—
Month 2	$—	$—	$247,917	$495,833	$495,833	$—	$—
Month 3	$—	$—	$247,917	$743,750	$743,750	$—	$—
Month 4	$—	$637,500	$247,917	$1,629,167	$1,629,167	$—	$—
Month 5	$—	$637,500	$247,917	$2,514,583	$2,514,583	$—	$—
Month 6	$—	$637,500	$247,917	$3,400,000	$3,400,000	$—	$—
Month 7	$—	$637,500	$247,917	$4,285,417	$4,285,417	$—	$—
Month 8	$10,000,000	$637,500	$247,917	$15,170,833	$15,170,833	$—	$—
Month 9	$6,320,313	$637,500	$247,917	$22,376,563	$22,376,563	$—	$—
Month 10	$6,320,313	$637,500	$247,917	$29,582,292	$29,582,292	$—	$—
Month 11	$6,320,313	$637,500	$247,917	$36,788,021	$36,788,021	$—	$—
Month 12	$6,320,313	$637,500	$247,917	$43,993,750	$43,993,750	$—	$—
Month 13	$6,320,313	$637,500	$247,917	$51,199,479	$51,199,479	$—	$—
Month 14	$6,320,313	$637,500	$247,917	$58,405,208	$58,405,208	$—	$—
Month 15	$6,320,313	$637,500	$247,917	$65,610,938	$64,125,000	$1,485,937	$—
Month 16	$6,320,313	$637,500	$247,917	$72,816,667	$64,125,000	$8,691,667	$8,670
Month 17	$6,320,313	$637,500	$247,917	$80,022,396	$64,125,000	$15,897,396	$50,700
Month 18	$6,320,313	$637,500	$247,917	$87,228,125	$64,125,000	$23,103,125	$92,730
Month 19	$6,320,313	$637,500	$247,917	$94,433,854	$64,125,000	$30,308,854	$134,770
Month 20	$6,320,313	$637,500	$247,917	$101,639,583	$64,125,000	$37,514,583	$176,800
Month 21	$6,320,313	$637,500	$247,917	$108,845,313	$64,125,000	$44,720,313	$218,840
Month 22	$6,320,313	$637,500	$247,917	$116,051,042	$64,125,000	$51,926,042	$260,870
Month 23	$6,320,313	$637,500	$247,917	$123,256,771	$64,125,000	$59,131,771	$302,900
Month 24	$6,320,313	$—	$247,917	$129,825,000	$64,125,000	$65,700,000	$344,940

Total*	$111,125,000	$12,750,00	$5,950,000	$129,825,000	$64,125,000	$65,700,000	$1,591,220

Total Buildings	$18,000,000	16%		Total Acquired Debt Pre-startup			$67,291,220
Total equipment	$93,125,000	84%

	$111,125,000	100%

Holbrook Consulting Services LLC	4/11/2006

LIBERTY RENEWABLE FUELS, LLC

100 MMGPY NATURAL GAS

CONSTRUCTION PHASE CAPITAL USAGE AND SOURCE

Assignment of Accrued Interest to Tangible Assets	Value	Value with Assignment of Weighted Interest
Land	$750,000	$750,000
Site Improvements	$12,000,000	$12,155,083
Buildings	$18,000,000	$18,232,625
Equipment	$93,125,000	$94,328,512

Total:	$123,875,000	$125,466,220

Additional Funds Required at Initiation of Operations:	Amount	Provided by Owners’ Equity	Additional Acquired Debt
Inventory	$6,500,000	$—	$6,500,000
Other	$—	$—	$—
Operating Capital	$4,500,000	$—	$4,500,000

Total	$11,000,000	$—	$11,000,000

Term Debt	$78,291,220	54.97%
Subordinated Debt	$—	0.00%
Equity	$64,125,000	45.03%

Total Facility Investment	$142,416,220

Holbrook Consulting Services LLC	4/11/2006

LIBERTY RENEWABLE FUELS. LLC

100 MMGPY NATURAL GAS

INCOME STATEMENT

		15 Months Year 0	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
	Name Plate
Percent of Design
Capacity	100,000,000	0%	100%	103%	106%	109%	109%	109%	109%	109%	109%	109%
Income

	Unit
Unit Sales
Ethanol	gallons	0	100,000,000	103,000,000	106,000,000	109,000,000	109,000,000	109,000,000	109,000,000	109,000,000	109,000,000	109,000,000
DDGS	tons	0	321,429	331,071	340,714	350,357	350,357	350,357	350,357	350,357	350,357	350,357
CO2	tons	0	220,500	227,115	233,730	240,345	240,345	240,345	240,345	240,345	240,345	240,345

	Unit Price
Dollar sales
Ethanol	$1.29	$0	$129,000,000	$132,870,000	$136,740,000	$140,610,000	$140,610,000	$140,610,000	$140,610,000	$140,610,000	$140,610,000	$140,610,000
DDGS	$95.00	$0	$30,535,714	$31,451,786	$32,367,857	$33,283,929	$33,283,929	$33,283,929	$33,283,929	$33,283,929	$33,283,929	$33,283,929
CO2	$—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Total		$0	$159,535,714	$164,321,786	$169,107,857	$173,893,929	$173,893,929	$173,893,929	$173,893,929	$173,893,929	$173,893,929	$173,893,929

	Rate
Less Marketing Fees
Ethanol	1%	$0	$1,290,000	$1,328,700	$1,367,400	$1,406,100	$1,406,100	$1,406,100	$1,406,100	$1,406,100	$1,406,100	$1,406,100
DDGS	2%	$0	$610,714	$629,036	$647,357	$665,679	$665,679	$665,679	$665,679	$665,679	$665,679	$665,679
CO2	0%	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Total		$0	$1,900,714	$1,957,736	$2,014,757	$2,071,779	$2,071,779	$2,071,779	$2,071,779	$2,071,779	$2,071,779	$2,071,779

Gross Income Less Fees		$0	$157,635,000	$162,364,050	$167,093,100	$171,822,150	$171,822,150	$171,822,150	$171,822,150	$171,822,150	$171,822,150	$171,822,150

Expenses
Production Inputs	Per gallon Ethanol
Grain	$0.8607	$0	$86,071,429	$86,653,571	$91,235,714	$93,817,857	$93,817,857	$93,817,857	$93,817,857	$93,817,857	$93,817,857	$93,817,857
Chemicals	$0.0125	$0	$1,250,000	$1,287,500	$1,325,000	$1,362,500	$1,362,500	$1,362,500	$1,362,500	$1,362,500	$1,362,500	$1,362,500
Yeast	$0.0025	$0	$250,000	$257,500	$265,000	$272,500	$272,500	$272,500	$272,500	$272,500	$272,500	$272,500
Enzymes	$0.0325	$0	$3,250,000	$3,347,500	$3,445,000	$3,542,500	$3,542,500	$3,542,500	$3,542,500	$3,542,500	$3,542,500	$3,542,500
Denaturant	$0.0510	$0	$5,100,000	$5,253,000	$5,406,000	$5,559,000	$5,559,000	$5,559,000	$5,559,000	$5,559,000	$5,559,000	$5,559,000
Water & Waste	$0.0020	$0	$200,000	$206,000	$212,000	$218,000	$218,000	$218,000	$218,000	$218,000	$218,000	$218,000
Coal & Limestone	$—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Natural Gas	$0.1873	$0	$18,734,000	$19,296,020	$19,858,040	$20,420,060	$20,420,060	$20,420,060	$20,420,060	$20,420,060	$20,420,060	$20,420,060
Electricity	$0.0371	$0	$3,712,500	$3,823,875	$3,935,250	$4,046,625	$4,046,625	$4,046,625	$4,046,625	$4,046,625	$4,046,625	$4,046,625

Total	$1.1867	$0	$118,567,929	$122,124,966	$125,682,004	$129,239,042	$129,239,042	$129,239,042	$129,239,042	$129,239,042	$129,239,042	$129,239,042

Overhead
Payroll & Benefits	$0.0270	$440,000	$2,701,800	$2,782,854	$2,866,339	$2,952,330	$3,040,900	$3,132,127	$3,226,080	$3,322,873	$3,422,559	$3,525,236
Maintenance	$0.0065	$0	$650,000	$669,500	$689,585	$710,273	$731,581	$753,528	$776,134	$799,418	$823,401	$848,103
G & A Cost	$0.0273	$1,410,000	$2,729,000	$2,810,870	$2,895,196	$2,982,052	$3,071,514	$3,163,659	$3,258,569	$3,356,326	$3,457,016	$3,560,726

Total	$0.0608	$1,850,000	$6,080,800	$6,263,224	$6,451,121	$6,644,654	$6,843,994	$7,049,314	$7,260,793	$7,478,617	$7,702,975	$7,934,065

Toal Expenses	$1.2465	$1,850,000	$124,648,728	$128,388,190	$132,133,125	$135,883,696	$136,083,036	$136,288,356	$136,499,835	$136,717,659	$136,942,018	$137,173,107

EBITDA		($1,850,000)	$32,986,272	$33,975,860	$34,969,975	$35,938,454	$35,739,114	$35,533,794	$35,322,315	$35,104,491	$34,880,132	$34,649,043

Other Expense
Interest	$0.0548	$0	$5,480,385	$4,943,729	$4,369,506	$3,755,088	$3,097,661	$2,534,213	$1,931,325	$1,286,234	$595,987	$0
Deprec & Amort	$0.0916	$0	$9,164,415	$9,204,415	$9,244,415	$9,284,415	$9,324,415	$9,364,415	$9,404,415	$8,594,415	$8,634,415	$8,674,415

Total	$0.1464	$0	$14,644,800	$14,148,143	$13,613,921	$13,039,503	$12,422,075	$11,898,628	$11,335,739	$9,880,648	$9,230,401	$8,674,415

Other Income
State Incentive			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Net Earnings		($1,850,000)	$18,341,471	$19,827,716	$21,346,054	$22,898,951	$23,317,039	$23,635,166	$23,986,575	$25,223,843	$25,649,731	$25,974,629

Holbrook Consulting Services LLC	4/11/2006

LIBERTY RENEWABLE FUELS, LLC

100 MMGPY NATURAL GAS

BALANCE SHEET

	15 Months Year 0	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Current assets
Cash	12,893,440	29,669,394	49,572,094	70,459,163	92,324,971	116,326,407	140,122,801	163,708,000	187,075,670	212,256,111	248,315,885
Accounts receivable	0	7,811,155	8,045,489	8,279,824	8,514,159	8,514,159	8,514,159	8,514,159	8,514,159	8,514,159	8,514,159
Inventory	8,411,644	8,411,644	8,663,993	8,916,342	9,168,692	9,168,692	9,168,692	9,168,692	9,168,692	9,168,692	9,168,692

Total current assets	21,305,083	45,892,193	66,281,577	87,655,329	110,007,821	134,009,258	157,805,651	181,390,851	204,758,520	229,938,961	263,998,706

Property & equipment
Land & site improvements	750,000	750,000	750,000	750,000	750,000	750,000	750,000	750,000	750,000	750,000	750,000
Buildings & Equipment	112,561,137	113,161,137	113,761,137	114,361,137	114,961,137	115,561,137	116,161,137	116,761,137	117,361,137	117,961,137	118,561,137

Total property & equipment	113,311,137	113,911,137	114,511,137	115,111,137	115,711,137	116,311,137	116,911,137	117,511,137	118,111,137	118,711,137	119,311,137

Less acc. Depreciation	0	8,314,415	16,668,829	25,063,244	33,497,659	41,972,073	50,486,488	59,040,903	67,635,317	76,289,732	84,944,147

Net property & equipment	113,311,137	105,596,722	97,842,307	90,047,893	82,213,478	74,339,063	66,424,649	58,470,234	50,475,819	42,441,405	34,366,990

Other assets
Deferred engr. & permit (net)	5,950,000	5,100,000	4,250,000	3,400,000	2,550,000	1,700,000	850,000	0	0	0	0

Total other assets	5,950,000	5,100,000	4,250,000	3,400,000	2,550,000	1,700,000	850,000	0	0	0	0

Total assets	140,566,220	156,588,915	168,373,884	181,103,222	194,771,299	210,048,321	225,080,300	239,861,085	255,234,339	272,380,366	298,365,696

Current liabilities
Current portion - LTD	5,666,523	6,203,180	6,777,402	7,391,820	8,049,248	8,612,895	9,215,584	9,860,675	8,514,094	0	0
Accounts payable	0	5,347,746	5,508,179	5,668,865	5,829,811	5,839,042	5,848,550	5,858,343	5,868,430	5,878,819	5,889,520

Total current liabilities	5,666,523	11,550,926	12,285,581	13,060,685	13,879,059	14,451,737	15,064,134	15,719,017	14,382,523	5,878,819	5,889,520

Long term debt
Bank loan	72,624,697	64,421,517	55,644,115	46,252,295	36,203,047	27,590,352	18,374,768	8,514,094	0	0	0
Other Term Debt	0	0	0	0	0	0	0	0	0	0	0
Members’ equity	64,125,000	64,125,000	64,125,000	64,125,000	64,125,000	64,125,000	64,125,000	64,125,000	64,125,000	64,125,000	64,125,000
Retained Surplus	(1,850,000)	16,491,471	36,319,188	57,665,242	80,564,193	103,881,232	127,516,398	151,502,973	176,726,816	202,376,547	228,351,176

Total members’ equity	62,275,000	80,616,471	100,444,188	121,790,242	144,689,193	168,006,232	191,641,398	215,627,973	240,851,816	266,501,547	292,476,176

Total liabilities and members’ equity	140,566,220	156,588,915	168,373,884	181,103,222	194,771,299	210,048,321	225,060,300	239,861,085	255,234,339	272,380,366	298,365,696

Holbrook Consulting Services LLC	4/11/2006

LIBERTY RENEWABLE FUELS, LLC

100 MMGPY NATURAL GAS

STATEMENT OF CASH FLOWS

	15 Months Year 0	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Operating activities
Net Income*	(1,850,000)	18,341,471	19,827,716	21,346,054	22,898,951	23,317,039	23,635,166	23,986,575	25,223,843	25,649,731	25,974,629
Depr & Amort	0	9,164,415	9,204,415	9,244,415	9,284,415	9,324,415	9,364,415	9,404,415	8,594,415	8,634,415	8,674,415

Net cash provided (used) by operations	(1,850,000)	27,505,886	29,032,131	30,590,469	32,183,366	32,641,453	32,999,581	33,390,990	33,818,257	34,284,146	34,649,043

Changes in Working Capital
Receivables	0	(7,811,155)	(234,335)	(234,335)	(234,335)	0	0	0	0	0	0
Inventories	(8,411,644)	0	(252,349)	(252,349)	(252,349)	0	0	0	0	0	0
Payables	0	5,347,746	160,432	160,686	160,947	9,231	9,508	9,793	10,087	10,389	10,701

Net change in Working Capital	(8,411,644)	(2,463,408)	(326,252)	(325,998)	(325,737)	9,231	9,508	9,793	10,087	10,389	10,701

Investing Activities
Land	(750,000)	0	0	0	0	0	0	0	0	0	0
Buildings & Equip	(112,561,137)	(600,000)	(600,000)	(600,000)	(600,000)	(600,000)	(600,000)	(600,000)	(600,000)	(600,000)	(600,000)
Capitalized Assets	(5,950,000)	0	0	0	0	0	0	0	0	0	0

Net cash provided (used) by investing	(119,261,137)	(600,000)	(600,000)	(600,000)	(600,000)	(600,000)	(600,000)	(600,000)	(600,000)	(600,000)	(600,000)

Financing activities
Borrowings	78,291,220	0	0	0	0	0	0	0	0	0	0
Debt Payment	0	(7,666,523)	(8,203,180)	(8,777,402)	(9,391,820)	(8,049,248)	(8,612,695)	(9,215,584)	(9,860,675)	(8,514,094)	0
Equity	64,125,000	0	0	0	0	0	0	0	0	0	0

Net cash provided (used) by financing	142,416,220	(7,666,523)	(8,203,180)	(8,777,402)	(9,391,820)	(8,049,248)	(8,612,695)	(9,215,584)	(9,860,675)	(8,514,094)	0

Net incr/decr in cash	12,893,440	16,775,955	19,902,700	20,887,069	21,865,808	24,001,436	23,796,394	23,585,199	23,367,669	25,180,442	34,059,744
Cash at begin of period	0	12,893,440	29,669,394	49,572,094	70,459,163	92,324,971	116,326,407	140,122,801	163,708,000	187,075,670	212,256,111

Cash at end of period	12,893,440	29,669,394	49,572,094	70,459,163	92,324,971	116,326,407	140,122,801	163,708,000	187,075,670	212,256,111	246,315,855

Return on investment:		28.6%	30.9%	33.3%	35.7%	36.4%	36.9%	37.4%	39.3%	40.0%	40.5%

Average Return on Investment	36.9%

Holbrook Consulting Services LLC	4/11/2006

LIBERTY RENEWABLE FUELS, LLC

100 MMGPY NATURAL GAS

ESTIMATED JOBS AND SALARIES

Job Description	No. Employees	Annual Salary	Ave. Hourly Rate	Labor Burden	Salary each/year	Totals
Production			2,080	0.4
Team Leaders	4	59,220	$28.47	23,688	82,936	$331,746
Team Production I	4	50,337	$24.20	20,135	70,496	$281,984
Team Production II	8	50,337	$24.20	20,135	70,496	$563,968

	16					$1,177,698
Maintenance
Utilities, Maintence & Safety Manager	1	58,720	$28.23	23,488	82,236	$82,236
Licensed Boiler Operator	2	48,754	$23.44	19,502	68,279	$136,558
Maintenance Worker	4	33,690	$16.20	13,476	47,182	$188,729
Welder	2	41,170	$19.79	16,468	57,658	$115,316
Electrician	1	52,380	$25.18	20,952	73,357	$73,357
Electronic Technician	1	55,670	$26.76	22,268	77,965	$77,965

	11					$674,160
Laboratory
Laboratory Manager	1	55,040	$26.46	22,016	77,082	$77,082
Laboratory Assistant	2	36,693	$17.64	14,677	51,388	$102,777

	3					$179,859
Material Handlers
Rail Attendant	2	24,255	$11.66	9,702	33,969	$67,937
Truck Attendant	4	22,050	$10.60	8,820	30,881	$123,522
Grain Sampling & Records	2	21,168	$10.18	8,467	29,645	$59,291
Entry Level Floater	2	22,050	$10.60	8,820	30,881	$61,761

	10					$312,512
Administration
General Manager	1	73,320	$35.25	29,328	102,683	$102,683
Plant Manager	1	79,300	$38.13	31,720	111,058	$111,058
Book keeper	1	29,560	$14.21	11,824	41,398	$41,396
Secretary	1	23,140	$11.13	9,256	32,407	$32,407
Commodity Specialist	1	50,000	$24.04	20,000	70,024	$70,024

	5					$357,571

Total	45					$2,701,800

Holbrook Consulting Services LLC	4/11/2006

LIBERTY RENEWABLE FUELS, LLC

100 MMGPY NATURAL GAS

CAPITAL EXPENDITURES

	15 Months Year 0	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Land
Beg Bal	$—	$750,000	$750,000	$750,000	$750,000	$750,000	$750,000	$750,000	$750,000	$750,000	$750,000
Additions	$750,000	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
End Bal	$750,000	$750,000	$750,000	$750,000	$750,000	$750,000	$750,000	$750,000	$750,000	$750,000	$750,000
Site Improvements
Beg Bal	$—	$12,155,083	$12,155,083	$12,155,083	$12,155,083	$12,155,083	$12,155,083	$12,155,083	$12,155,083	$12,155,083	$12,155,083
Additions	$12,155,083	$—	—	$—	$—	$—	$—	$—	$—	$—	$—
End Bal	$12,155,083	$12,155,083	$12,155,083	$12,155,083	$12,155,083	$12,155,083	$12,155,083	$12,155,083	$12,155,083	$12,155,083	$12,155,083
Buildings & Equipment
Beg Bal	$—	$112,561,137	$113,161,137	$113,761,137	$114,361,137	$114,961,137	$115,561,137	$116,161,137	$116,761,137	$117,361,137	$117,961,137
Additions	$112,561,137	$600,000	$600,000	$600,000	$600,000	$600,000	$600,000	$600,000	$600,000	$600,000	$600,000
End Bal	$112,561,137	$113,161,137	$113,761,137	$114,361,137	$114,961,137	$115,561,137	$116,161,137	$116,761,137	$117,361,137	$117,961,137	$118,561,137

Holbrook Consulting Services LLC	4/11/2006

LIBERTY RENEWABLE FUELS, LLC

100 MMGPY NATURAL GAS

ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE, AND INVENTORY

	15 Months Year 0	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Accounts Receivable
Ethanol
Price per gallon	$1.29	$1.29	$1.29	$1.29	$1.29	$1.29	$1.29	$1.29	$1.29	$1.29	$1.29
Daily Production (gal)		273,973	282,192	290,411	298,630	298,630	298,630	298,630	298,630	298,630	298,630

A/R (15 days)		$5,301,370	$5,460,411	$5,619,452	$5,778,493	$5,778,493	$5,778,493	$5,778,493	$5,778,493	$5,778,493	$5,778,493

DDGs
Price per ton		$95.00	$95.00	$95.00	$95.00	$95.00	$95.00	$95.00	$95.00	$95.00	$95.00
Daily Production (ton)		881	907	933	960	960	960	960	960	960	960

A/R (30 days)		$2,509,785	$2,585,078	$2,660,372	$2,735,665	$2,735,665	$2,735,665	$2,735,665	$2,735,665	$2,735,665	$2,735,665

CO2
Price per ton		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Daily Production (ton)		604	622	640	658	658	658	658	658	658	658

A/R (15 days)		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Total Accounts Receivable		$7,811,155	$8,045,489	$8,279,824	$8,514,159	$8,514,159	$8,514,159	$8,514,159	$8,514,159	$8,514,159	$8,514,159

Accounts Payable
Expenses
Chemicals		$104,167	$107,292	$110,417	$113,542	$113,542	$113,542	$113,542	$113,542	$113,542	$113,542
Yeast		20,833	21,458	22,083	22,708	22,708	22,708	22,708	22,708	22,708	22,708
Enzymes		270,833	278,958	287,083	295,208	295,208	295,208	295,208	295,208	295,208	295,208
Denaturant		425,000	437,750	450,500	463,250	463,250	463,250	463,250	463,250	463,250	463,250
Water & Waste		16,667	17,167	17,667	18,167	18,167	18,167	18,167	18,167	18,167	18,167
Coal & Limestone		—	—	—	—	—	—	—	—	—	—
Maintenance		54,167	55,792	57,465	59,189	60,965	62,794	64,678	66,618	68,617	70,675
G & A Cost		227,417	234,239	241,266	248,504	255,959	263,638	271,547	279,694	288,085	296,727
Total		$2,989,625	$3,079,314	$3,169,256	$3,259,459	$3,268,690	$3,278,198	$3,287,991	$3,298,077	$3,308,467	$3,319,168
Grain
Price per bushel		$2.41	$2.41	$2.41	$2.41	$2.41	$2.41	$2.41	$2.41	$2.41	$2.41
Daily Use (bushels)		97,847	100,783	103,718	106,654	106,654	106,654	106,654	106,654	106,654	106,654
A/P(10 days)		$2,358,121	$2,428,865	$2,499,609	$2,570,352	$2,570,352	$2,570,352	$2,570,352	$2,570,352	$2,570,352	$2,570,352
Total Accounts Payable		$5,347,746	$5,508,179	$5,668,865	$5,829,611	$5,839,042	$5,848,550	$5,858,343	$5,868,430	$5,878,819	$5,889,520

Holbrook Consulting Services LLC	4/11/2006

LIBERTY RENEWABLE FUELS, LLC

100 MMGPY NATURAL GAS

ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE, AND INVENTORY

	15 Months Year 0	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Inventory
Ethanol
Price	$1.29	$1.29	$1.29	$1.29	$1.29	$1.29	$1.29	$1.29	$1.29	$1.29	$1.29
Daily Production	273,973	273,973	282,192	290,411	298,630	298,630	298,630	298,630	298,630	298,630	298,630
Inventory (10 days)	$3,534,247	$3,534,247	$3,640,274	$3,746,301	$3,852,329	$3,852,329	$3,852,329	$3,852,329	$3,852,329	$3,852,329	$3,852,329
DDGs
Price	$95.00	$95.00	$95.00	$95.00	$95.00	$95.00	$95.00	$95.00	$95.00	$95.00	$95.00
Daily Production	881	881	907	933	960	960	960	960	960	960	960
Inventory (14 days)	$1,171,233	$1,171,233	$1,206,370	$1,241,507	$1,276,644	$1,276,644	$1,276,644	$1,276,644	$1,276,644	$1,276,644	$1,276,644
Grain
Price	$2.41	$2.41	$2.41	$2.41	$2.41	$2.41	$2.41	$2.41	$2.41	$2.41	$2.41
Daily Use	97,847	97,847	100,783	103,718	106,654	106,654	106,654	106,654	106,654	106,654	106,654
A/P (14 days)	$3,301,370	$3,301,370	$3,400,411	$3,499,452	$3,598,493	$3,598,493	$3,598,493	$3,598,493	$3,598,493	$3,598,493	$3,598,493
Inputs (15 days)
Chemicals	$51,370	$51,370	$52,911	$54,452	$55,993	$55,993	$55,993	$55,993	$55,993	$55,993	$55,993
Yeast	$10,274	$10,274	10,582	$10,890	$11,199	$11,199	$11,199	$11,199	$11,199	$11,199	$11,199
Enzymes	$133,562	$133,562	$137,568	$141,575	$145,582	$145,582	$145,582	$145,582	$145,582	$145,582	$145,582
Denaturant	$209,589	$209.589	$215,877	$222,164	$228,452	$228,452	$228,452	$228,452	$228,452	$228,452	$228,452
Total	$404,795	$404,795	$416,938	$429,082	$441,226	$441,226	$441,226	$441,226	$441,226	$441,226	$441,226
Total inventory	$8,411,644	$8,411,644	$8,663,993	$8,916,342	$9,168,692	$9,168,692	$9,168,692	$9,168,692	$9,168,692	$9,168,692	$9,168,692

Holbrook Consulting Services LLC	4/11/2006

LIBERTY RENEWABLE FUELS, LLC

100 MMGPY NATURAL GAS

DEPRECIATION AND AMORTIZATION

Depreciation & Amortization		Loan
Number of years to depreciate/amortize tangible/intangible items:		Term Debt	$78,291,220
		Sub Debt	$—
Buildings & Equipment	15.0	Interest rate	7.00%
Engineering & Permitting	7.0	Years for amortization	10.0

	15 Months Year 0	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Depreciation
Site Improvement	0	$810,339	$810,339	$810,339	$810,339	$810,339	$810,339	$810,339	$810,339	$810,339	$810,339
Buildings & Equipment	$0	$7,504,076	$7,544,076	$7,584,076	$7,624,076	$7,664,076	$7,704,076	$7,744,076	$7,784,076	$7,824,076	$7,864,076
Total Depreciation	$0	$8,314,415	$8,354,415	$8,394,415	$8,434,415	$8,474,415	$8,514,415	$8,554,415	$8,594,415	$8,634,415	$8,674,415
Amortization
Engineering, Permitting & Organizational	$0	$850,000	$850,000	$850,000	$850,000	$850,000	$850,000	$850,000	$0	$0	$0
Total Depreciation & Amortization	$0	$9,164,415	$9,204,415	$9,244,415	$9,284,415	$9,324,415	$9,364,415	$9,404,415	$8,594,415	$8,634,415	$8,674,415
Term Loan		1	2	3	4	5	6	7	8	9	10
Total Principal & Interest		$11,146,908	$11,146,908	$11,146,908	$11,146,908	$11,146,908	$11,146,908	$11,146,908	$11,146,908	$9,110,080	$—
Interest		$5,480,385	$4,943,729	$4,369,506	$3,755,088	$3,097,661	$2,534,213	$1,931,325	$1,286,234	$595,987	$—
Principal Paid		$5,666,523	$6,203,180	$6,777,402	$7,391,820	$8,049,248	$8,612,695	$9,215,584	$9,860,675	$8,514,094	$—
Additional Principal Paid		$2,000,000	$2,000,000	$2,000,000	$2,000,000	$—	$—	$—	$—	$—	$—
Remaining principal	$78,291,220	$70,624,697	$62,421,517	$53,644,115	$44,252,295	$36,203,047	$27,590,352	$18,374,768	$8,514,094	$—	$—
Current Portion Long term debt	$5,666,523	$6,203,180	$6,777,402	$7,391,820	$8,049,248	$8,612,695	$9,215,584	$9,860,675	$8,514,094	$—	$—
Long term debt	$72,624,697	$64,421,517	$55,644,115	$46,252,295	$36,203,047	$27,590,352	$18,374,768	$8,514,094	$0	$0	$0
Subordinated Debt
Total Principal & Interest		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Interest		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Principal Paid		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Remaining principal	$—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Current Portion Long term debt	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Long term debt	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Holbrook Consulting Services LLC	4/11/2006